Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

MARBLEGATE ASSET MANAGEMENT, LLC,

MARBLEGATE ACQUISITION CORP.,

MARBLEGATE CAPITAL CORPORATION,

MAC MERGER SUB, INC.,

DEPALMA ACQUISITION I LLC

AND

DEPALMA ACQUISITION II LLC

DATED AS OF FEBRUARY 14, 2023

i

ii

ANNEXES AND EXHIBITS

Annex A	Newco Sponsor Holders
Annex B	DePalma Owners and Pro Rata DePalma Ownership

Exhibit A	Form of Sponsor Support Agreement
Exhibit B	Form of Certificate of Incorporation of Surviving Corporation
Exhibit C	Form of Bylaws of Surviving Corporation

iii

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of February 14, 2023, is made by and among Marblegate Asset Management, LLC, a Delaware limited liability company (“Marblegate”), Marblegate Acquisition Corp., a Delaware corporation (“Acquiror”), Marblegate Capital Corporation, a Delaware corporation (“Newco”), MAC Merger Sub, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of Newco (“Merger Sub”), DePalma Acquisition I LLC, a Delaware limited liability company (“DePalma I”), and DePalma Acquisition II LLC, a Delaware limited liability company (“DePalma II,” and each of DePalma I and DePalma II a “DePalma Company” and together, the “DePalma Companies”). Marblegate, Acquiror, Newco, Merger Sub and the DePalma Companies shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, (a) Acquiror is a blank check company incorporated as a Delaware corporation on December 10, 2020 and incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses, (b) Newco is, as of the date of this Agreement, a Delaware corporation that was incorporated for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents, and (c) Merger Sub is, as of the date of this Agreement, a wholly-owned Subsidiary of Newco that was incorporated for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents;

WHEREAS, pursuant to the Governing Documents of Acquiror, Acquiror is required to provide an opportunity for its shareholders to have their outstanding shares of Acquiror Class A Common Stock redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the Acquiror Shareholder Approvals;

WHEREAS, concurrently with the execution of this Agreement, Marblegate Acquisition LLC, a Delaware limited liability company (the “Sponsor”), and each director and executive officer of Acquiror (collectively, the “Supporting Shareholders”) are entering into support agreements with Acquiror, Newco and the DePalma Companies (each, a “Sponsor Support Agreement”), in substantially the form attached hereto as Exhibit A, pursuant to which the Sponsor and the Supporting Shareholders have agreed, among other things, to vote in favor of this Agreement and the transactions contemplated hereby (including the Merger) on the terms and subject to the conditions set forth in the Sponsor Support Agreement and to not redeem any of their Acquiror Shares;

WHEREAS, immediately prior to the Closing (as defined herein), Newco and the DePalma Companies will, and will cause their respective Affiliates to, consummate the transactions set forth in Schedule 1.1 attached hereto (collectively, the “Reorganization”);

WHEREAS, on the Closing Date, (a) Merger Sub will merge with and into Acquiror (the “Merger”), with Acquiror being the surviving corporation in the Merger and, after giving effect to the Merger, becoming a direct wholly-owned Subsidiary of Newco, and each Acquiror Share will be converted into the right to receive the applicable Acquiror Per Share Consideration, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, each of the Parties intends that, for U.S. federal (and applicable state and local) income Tax purposes, (i) each of the Blocker Mergers qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the Merger, together with the Blocker Mergers and the Contributions, qualifies as an integrated transaction described in Section 351(a) of the Code (collectively, the “Intended Tax Treatment”).

WHEREAS, in connection with the Closing, Newco, the Sponsor, the Supporting Shareholders, and the parties set forth on Annex A attached hereto (the “Newco Sponsor Holders”) shall enter into a registration rights agreement (which such agreement shall contain terms and conditions substantially similar to those contained in that certain Registration Rights Agreement, dated as of September 30, 2021, among Acquiror, the Sponsor and the other Newco Sponsor Holders party thereto) (the “Registration Rights Agreement”), pursuant to which, among other things, the Sponsor, the Supporting Shareholders and the Newco Sponsor Holders (and certain of their respective Affiliates) will be granted certain registration rights with respect to their Newco Shares, in each case, on the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Closing, Newco and Marblegate shall enter into a management services agreement (the “Management Services Agreement”) in form and substance mutually satisfactory to such parties;

WHEREAS, the board of directors of Acquiror (the “Acquiror Board”) has unanimously (a) determined that this Agreement and the transactions contemplated hereby (including the Merger), are fair to, and in the best interests of, Acquiror and its stockholders and has approved and adopted, among other things, this Agreement, the Ancillary Documents to which Acquiror is or will be a party and declared their advisability and approved the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, the approval and adoption of this Agreement and the transactions contemplated hereby (including the Merger) by the holders of Acquiror Shares entitled to vote thereon;

WHEREAS, the board of directors of Newco (the “Newco Board”) has unanimously determined that this Agreement and the transactions contemplated hereby (including the Merger), are fair to, and in the best interests of, Newco and has approved and adopted, among other things, this Agreement, the Ancillary Documents to which Newco is or will be a party and declared their advisability and approved the transactions contemplated hereby and thereby (including the Merger); and

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Acquiror Acquisition Proposal” means any transaction or series of related transactions under which any Person(s), directly or indirectly, (a) acquires or otherwise purchases 20% or more of the total Equity Securities, or any class of Equity Securities, of Acquiror or any of its Subsidiaries, or (b) or all or a material portion of the assets or businesses of Acquiror or any of its Subsidiaries (in the case of each of clause (a) and (b), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute an Acquiror Acquisition Proposal.

“Acquiror Board” has the meaning set forth in the recitals to this Agreement.

“Acquiror Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Acquiror.

“Acquiror Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of Acquiror.

“Acquiror D&O Persons” has the meaning set forth in Section 6.12(a).

“Acquiror Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the DePalma Companies by Acquiror concurrently with the execution and delivery of this Agreement.

“Acquiror Equity Value” means the product obtained by multiplying (i) the aggregate number of Acquiror Shares outstanding as of immediately prior to the Effective Time and after giving effect to any Acquiror Shareholder Redemptions, by (ii) the Acquiror Share Value.

“Acquiror Exchange Ratio” means an amount equal to the quotient obtained by dividing (i) the Acquiror Equity Value, by (ii) the Aggregate Equity Value.

“Acquiror Financial Statements” means all of the financial statements of Acquiror included in the Acquiror SEC Reports.

“Acquiror Fundamental Representations” means the representations and warranties set forth in Section 5.1 (Organization and Qualification), Section 5.2 (Authority), Section 5.4 (Brokers) and Section 5.8 (Capitalization of Acquiror).

“Acquiror Material Adverse Effect” means any change, event, effect, development or occurrence that, individually or in the aggregate with any other change, event, effect, development or occurrence: (a) has had or would reasonably be expected to have a material adverse effect on the financial condition of Acquiror; provided, however, that in the case of clause (a), none of the following (or the effect of any of the following), alone or in combination, shall be taken into account in determining whether an Acquiror Material Adverse Effect has occurred or is reasonably likely to occur with respect to Acquiror: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes attributable to the announcement or pendency of the transactions contemplated by this Agreement, (iv) changes in conditions of the credit, debt, financial, banking, capital or securities markets (including changes in interests or exchange rates, prices of any security or market index or commodity, or any disruption of such markets) generally in the United States or any other country or region in the world, (v) changes in any applicable Laws or changes or proposed changes in GAAP (or any interpretation thereof) after the date hereof, (vi) any change, event, effect or occurrence that is generally applicable to the industries or markets in which Acquiror operates, (vii) any failure by Acquiror to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19 or any COVID-19 Measures) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing after the date hereof, or (ix) the Acquiror Shareholder Redemption; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (vi) or (viii) may be taken into account in determining whether an Acquiror Material Adverse Effect has occurred or is reasonably likely to occur with respect to Acquiror if such change, event, effect or occurrence has a disproportionate adverse effect on Acquiror, taken as a whole, relative to other participants operating in the industries or markets in which Acquiror operates; or (b) would reasonably be expected to prevent, materially delay or materially impede the ability of Acquiror to consummate the transactions contemplated by this Agreement.

“Acquiror Per Share Consideration” means, with respect to each one (1) share of Acquiror Class A Common Stock or Acquiror Class B Common Stock, as applicable, a number of shares of Newco Common Stock, rounded up to the nearest whole share, equal to the quotient obtained by dividing (i) the product obtained by multiplying (A) the Acquiror Exchange Ratio by (B) the Aggregate Newco Capitalization, by (ii) the total number of Acquiror Shares outstanding as of immediately prior to the Effective Time and after giving effect to any Acquiror Shareholder Redemptions.

“Acquiror Related Parties” has the meaning set forth in Section 5.11.

“Acquiror Related Party Transactions” has the meaning set forth in Section 5.11.

“Acquiror SEC Reports” has the meaning set forth in Section 5.9.

“Acquiror Share Value” means $10.00.

“Acquiror Shareholder Approvals” means the approval of each of the Required Transaction Proposals by the affirmative vote of the requisite number of Acquiror Shares entitled to vote thereon in accordance with the requirements for proceedings and general meetings as set forth in the Governing Documents of Acquiror, whether in person or by proxy at the Acquiror Shareholders Meeting (or any adjournment or postponement thereof), in accordance with the Governing Documents of Acquiror, the rules and regulations of the Nasdaq and applicable Law.

“Acquiror Shareholder Redemption” means the right of the stockholders of shares of Acquiror Class A Common Stock to redeem all or a portion of their shares of Acquiror Class A Common Stock (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of Acquiror.

“Acquiror Shareholders” means the holders of Acquiror Shares and Acquiror Warrants at any time prior to the Effective Time.

“Acquiror Shareholders Meeting” has the meaning set forth in Section 6.8.

“Acquiror Shares” means, collectively, the shares of Acquiror Class A Common Stock and the shares of Acquiror Class B Common Stock.

“Acquiror Warrant” means a warrant issued by Acquiror to purchase one share of Acquiror Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment in accordance with that certain Warrant Agreement, dated as of September 30, 2021, by and between Acquiror and the Trustee.

“Additional Acquiror SEC Reports” has the meaning set forth in Section 5.9.

“Advisers Act” means the U.S. Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Equity Value” means the sum of (i) the Acquiror Equity Value, plus (ii) the DePalma Equity Value as finally determined in accordance with Section 3.5.

“Aggregate Newco Capitalization” means the quotient obtained by dividing (i) the Aggregate Equity Value, by (ii) $10.00.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“AICPA” means the American Institute of Certified Public Accountants.

“AICPA Financial Statements” has the meaning set forth in Section 4.4(a).

“Ancillary Documents” means the Sponsor Support Agreement, the Registration Rights Agreement, the Management Services Agreement, and each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA); (b) the UK Bribery Act 2010; and (c) any other Laws related to combating bribery, corruption and money laundering.

“Blocker” means the entities designated as a “blocker” on Schedule 1.1 hereto, each of which is an affiliate of Marblegate.

“Blocker Mergers” means, with respect to each Blocker, the two mergers of such Blocker pursuant to the Reorganization and as set forth in Schedule 1.1.

“Board Designees” has the meaning set forth in Section 6.14(a).

“Business Combination Proposal” has the meaning set forth in Section 6.8.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

“CARES Act” means the federal Coronavirus Aid, Relief and Economic Security Act.

“Certificate of Merger” has the meaning set forth in Section 3.1(a).

“Change of Control Payment” means (a) any success, change of control, retention, transaction bonus or other amount payable to any Person as a result of the transactions contemplated by the Business Combination Proposal, or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing in respect of, any DePalma Related Party Transaction (in the case of each of clause (a) and (b), regardless of whether paid or payable prior to, at or after the Closing or in connection with or otherwise related to this Agreement or any Ancillary Document).

“Chicago Medallions” means the Chicago, Illinois taxi medallions.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 6.4(b).

“Closing Press Release” has the meaning set forth in Section 6.4(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the confidentiality agreement, dated as of September 1, 2022, between Acquiror and the DePalma Companies.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contract” or “Contracts” means any written or oral agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Contributions” means the contributions by the Contributors of the Equity Securities of the DePalma Companies to Newco pursuant to the Reorganization and as set forth in Schedule 1.1.

“Contributor” means the entities designated as a “contributor” on Schedule 1.1 hereto, each of which is an affiliate of Marblegate.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means the regulations, measures, recommendations, directives, guidelines or Orders promulgated or issued by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, to address COVID-19, including the CARES Act and other action, inaction, activity, responses or other conduct reasonably necessary in connection with or in response to or in compliance with any of the foregoing.

“DePalma Acquisition Proposal” means any transaction or series of related transactions under which any Person(s), directly or indirectly, (a) acquires or otherwise purchases 20% or more of the aggregate Equity Securities, or any class of Equity Securities, of a DePalma Company or any of its Subsidiaries, or (b) or all or a material portion of assets or businesses of a DePalma Company or any of its Subsidiaries (in the case of each of clause (a) and (b), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a DePalma Acquisition Proposal.

“DePalma Closing Equity Value Notice” has the meaning set forth in Section 3.5(a).

“DePalma Company” and “DePalma Companies” have the meanings set forth in the introductory paragraph to this Agreement.

“DePalma Company Disclosure Schedules” means, as applicable, the DePalma I Disclosure Schedules or the DePalma II Disclosure Schedules.

“DePalma D&O Persons” has the meaning set forth in Section 6.13(a).

“DePalma Equity Value” means the sum of (i) the DePalma I Equity Value and (ii) the DePalma II Equity Value, as finally determined in accordance with Section 3.5.

“DePalma Fundamental Representations” means, with respect to each DePalma Company the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2(c)-(e) (Capitalization), Section 4.3 (Authority) and Section 4.16 (Brokers).

“DePalma Group Company” and “DePalma Group Companies” means, with respect to a DePalma Company, such DePalma Company and its Subsidiaries.

“DePalma I Disclosure Schedules” means the disclosure schedules to this Agreement delivered to Acquiror by DePalma I concurrently with the execution and delivery of this Agreement.

“DePalma I Equity Value” means, as of the Closing, an amount equal to the sum of (i) the Minimum Cash Amount, plus (ii) the Total Medallion Loan Value, as finally determined in accordance with Section 3.5.

“DePalma II Disclosure Schedules” means the disclosure schedules to this Agreement delivered to Acquiror by DePalma II concurrently with the execution and delivery of this Agreement.

“DePalma II Equity Value” means, as of the Closing, an amount equal to the Total Owned Medallion Value, as finally determined in accordance with Section 3.5.

“DePalma Material Adverse Effect” means, with respect to any DePalma Company any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence: (a) has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of such DePalma Company, taken as a whole; provided, however, that in the case of this clause (a), none of the following (or the effect of any of the following), alone or in combination, shall be taken into account in determining whether a DePalma Material Adverse Effect has occurred or is reasonably likely to occur with respect to such DePalma Company: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes attributable to the announcement or pendency of the transactions contemplated by this Agreement (provided that this clause (iii) shall be disregarded for purposes of determining the accuracy of the representations and warranties contained in Section 4.3 and Section 4.5 as of the date hereof and as of the Closing), (iv) changes in conditions of the credit, debt, financial, banking, capital or securities markets (including changes in interests or exchange rates, prices of any security or market index or commodity, or any disruption of such markets) generally in the United States or any other country or region in the world, (v) changes in any applicable Laws or changes or proposed changes in GAAP (or any interpretation thereof) after the date hereof, (vi) any change, event, effect or occurrence that is generally applicable to the industries or markets in which such DePalma Company operates, (vii) any failure by such DePalma Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)) or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19 or any COVID-19 Measures) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing after the date hereof; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (vi) or (viii) may be taken into account in determining whether a DePalma Material Adverse Effect has occurred or is reasonably likely to occur with respect to such DePalma Company if such change, event, effect or occurrence has a disproportionate adverse effect on such DePalma Company, taken as a whole, relative to other participants operating in the industries or markets in which such DePalma Company operates; or (b) would reasonably be expected to prevent, materially delay or materially impede the ability of the DePalma Companies to consummate the transactions contemplated by this Agreement.

“DePalma Owners” means, collectively, each of the Persons set forth on Annex B attached hereto, which may be updated from time to time, prior to Closing.

“DePalma Related Party” has the meaning set forth in Section 4.18.

“DePalma Related Party Transactions” has the meaning set forth in Section 4.18.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director Election Proposal” has the meaning set forth in Section 6.8.

“Effective Time” has the meaning set forth in Section 3.1.

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other benefit or compensatory plan, program, policy, agreement, arrangement or Contract, including any employment, consulting, service, bonus, incentive or deferred compensation, profit sharing, stock ownership, stock purchase, stock option, phantom stock, equity or equity-based compensation, severance, retention, supplemental retirement, retention, employee loan, change in control, vacation, paid time off, fringe benefit or similar plan, policy, program or agreement, whether or not subject to ERISA.

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment or human health or safety.

“Equity Securities” means, with respect to any Person, (a) any capital stock, partnership or membership interest, Unit, unit of participation or other similar interest (however designated) in such Person and (b) any option, warrant, purchase right, conversion right, exchange right or other contractual obligation that would entitle any other Person to acquire any such interest in such Person or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such Person (including any interest, the value of which is in any way based on, linked to or derived from any interest described in clause (a), including stock or unit appreciation, phantom stock or Units, profit participation, profits interests or other similar rights).

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rulings and regulations thereunder.

“Exchange” means with respect to any Person, any U.S. or non-U.S. securities, commodities, futures, options, derivatives or other financial product exchange, transaction facility or other financial market or system (and its clearinghouse, if any) through which such Person or any of its Affiliates conducts trading.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” means Continental Stock Transfer & Trust Company.

“Exchange Fund” has the meaning set forth in Section 3.4(c).

“Financial Advisor” has the meaning set forth in Section 6.18.

“Financial Statements” has the meaning set forth in Section 4.4(a).

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.

“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private), court, authority, agency, department, bureau, office, instrumentality, commission, legislative or executive body, authority, Self-Regulatory Organization, agency or official of or relating to any of the foregoing (including, for the avoidance of doubt, the SEC, FINRA and any relevant Exchange).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees, expenses and other payment obligations (including any prepayment penalties, premiums, costs, breakage or other amounts payable upon the discharge thereof) arising under or in respect of (a) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (c) all indebtedness for borrowed money of any Person for which such Person has guaranteed payment, (d) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (e) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (f) leases required to be capitalized under GAAP, (g) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, (h) all obligations for cash incentive, severance, deferred compensation or similar obligations arising prior to the Closing Date and the employer portion of any payroll, social security, unemployment or similar Tax imposed on such amounts, determined as though all amounts were payable as of the Closing Date (without regard to any deferral pursuant to the CARES Act), and (i) any of the obligations of any other Person of the type referred to in clauses (a) through (h) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Intellectual Property Rights” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates or extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights and works of authorship, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) trade secrets, know-how and confidential and proprietary information, whether or not patentable, including invention disclosures, inventions, formulae, discoveries, Processes, research and development information, technical information, methods, techniques, procedures, specifications, and operating and maintenance manuals; (e) Internet domain names and social media accounts, (f) rights in or to Software or other technology; and (g) any other intellectual or proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any Law anywhere in the world.

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“IT Systems” means, with respect to a DePalma Company, all information technology and computer systems, networks and infrastructure, Software, databases, facilities and hardware, communication systems, servers, network equipment and related documentation, in each case, which are used in connection with the businesses of any of the DePalma Group Companies as currently conducted.

“Law” means any federal, state, Self-Regulatory Organization, local, foreign, national or supranational statute, law (including common and civil law), act, ordinance, treaty, rule, notice, code, regulation, Order, Permit or other binding directive or guidance issued, enacted, adopted, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Leased Real Property” has the meaning set forth in Section 4.17(b).

“Letter of Transmittal” has the meaning set forth in Section 3.4(b).

“Licensed Intellectual Property” means, with respect to a DePalma Company, Intellectual Property Rights owned by any Person (other than a DePalma Group Company) that is licensed to any DePalma Group Company.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license, charge or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions, and excluding, for the avoidance of doubt, non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business consistent with past practice).

“Listing Application” has the meaning set forth in Section 6.17.

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in Section 4.7(a).

“Material Permits” has the meaning set forth in Section 4.6.

“Medallion Loan Value” means, for each Medallion Loan (a) secured by Chicago Medallions, Philadelphia Medallions or New York City Medallions, the lesser of (i) the unpaid principal balance of such Medallion Loan and (ii) the sum of: (A) the product of (1) the total number of Chicago Medallions securing such Medallion Loan, multiplied by (2) the Per Chicago Medallion Collateral Value, plus (B) the product of (1) the total number of Philadelphia Medallions securing such Medallion Loan, multiplied by (2) the Per Philadelphia Medallion Collateral Value, plus (C) the product of (1) the total number of New York City Medallions securing such Medallion Loan, multiplied by (2) the Per New York City Medallion Collateral Value and (b) secured by Newark Medallions, the unpaid principal balance of such Medallion Loan. Notwithstanding the foregoing: (x) the sum of (A) the total Medallion Loan Value for all Medallion Loans under the foregoing clauses (a)(ii)(A), (a)(ii)(B) and (b), plus (B) the Total Owned Medallion Value for all Chicago Medallions and Philadelphia Medallions shall in no event exceed $18,000,000; (y) for each Medallion Loan with an unpaid principal balance of $0.01, the Medallion Loan Value shall be the sum of: (A) the product of (1) the total number of Chicago Medallions securing such Medallion Loan, multiplied by (2) the Per Chicago Medallion Collateral Value, plus (B) the product of (1) the total number of Philadelphia Medallions securing such Medallion Loan, multiplied by (2) the Per Philadelphia Medallion Collateral Value, plus (C) the product of (1) the total number of New York City Medallions securing such Medallion Loan, multiplied by (2) the Per New York City Medallion Collateral Value; and (z) for Medallion Loans that are secured by the same Taxi Medallion or Taxi Medallions, such loans shall be (A) considered one Medallion Loan for purposes of determining their Medallion Loan Value and (B) for such purpose, deemed to have an unpaid principal balance equal to the sum of each such individual loan’s unpaid principal balance.

“Medallion Loans” means those certain loans of DePalma I secured by taxi medallions.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Consideration” means the aggregate Acquiror Per Share Consideration payable to all holders of Acquiror Shares pursuant to this Agreement.

“Merger Sub” has the meaning set forth in the preamble to this Agreement.

“Minimum Cash Amount” means an amount in cash equal to the sum of (i) the aggregate amount of Unpaid Acquiror Expenses, plus (ii) the aggregate amount of Unpaid DePalma Company Expenses, plus (iii) the Specified Cash Amount.

“Nasdaq” means the Nasdaq Capital Market.

“Nasdaq Proposal” has the meaning set forth in Section 6.8.

“New York City Medallions” means the New York City, New York taxi medallions.

“Newark Medallions” means the Newark, New Jersey taxi medallions.

“Newco Board” has the meaning set forth in the recitals to this Agreement.

“Newco Common Stock” means the common stock, par value $0.0001 per share, of Newco.

“Newco Fundamental Representations” means the representations and warranties set forth in Section 4.23(a), Section 4.23(b) and Section 4.23(d).

“Newco Shares” means the shares of Newco Common Stock to be issued in connection with the transactions contemplated by this Agreement (including, without limitation, the Reorganization and the Merger).

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict, settlement, stipulation or decree entered, issued, made or rendered by any Governmental Entity.

“Owned Intellectual Property” means, with respect to any DePalma Company, all Intellectual Property Rights that are owned or purported to be owned by any DePalma Group Company.

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Chicago Medallion Collateral Value” has the meaning set forth in Schedule 1.2 hereto.

“Per New York City Medallion Collateral Value” has the meaning set forth in Schedule 1.2 hereto.

“Per Philadelphia Medallion Collateral Value” has the meaning set forth in Schedule 1.2 hereto.

“Permit” means any Consent, approval, authorization, clearance, license, registration, permit, certificate grant of membership or qualification, in each case, which is granted by any Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet due and payable or are being contested in good faith by appropriate Proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not delinquent as of the Closing Date or which are being contested in good faith by appropriate Proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) of record affecting title to such real property that do not or would not prohibit or materially interfere with any of the applicable DePalma Group Companies’ use or occupancy of such real property or the business of such DePalma Group Companies, and (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the applicable DePalma Group Companies and do not prohibit or materially interfere with any of such DePalma Group Companies’ use or occupancy of such real property or the business of such DePalma Group Companies.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity or Governmental Entity.

“Personal Data” means all information that falls within the definition for “personal information” or any similar term (e.g., “personal data” or “personally identifiable information”) provided by applicable Law or by any applicable DePalma Group Company in any of its or their privacy policies, notices or Contracts, as well as all information that directly or indirectly can be used to identify, is related to, describes, is reasonably capable of being associated with, or could reasonably be linked with, a particular individual or household.

“Philadelphia Medallions” means the Philadelphia, Pennsylvania taxi medallions.

“Pro Rata DePalma Ownership Percentage” means, with respect to each DePalma Owner, the percentage set forth opposite such DePalma Owner’s name on Annex B attached hereto, which may be updated from time to time, prior to Closing.

“Proceeding” means any lawsuit, litigation, action, audit, examination, claim, complaint, charge, proceeding (including fines), cause of action, grievance, hearing, inquiry, investigation, enforcement, suit, arbitration, disciplinary action or Order (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the access, collection, use, storage, modification, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal, deletion or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Prospectus” has the meaning set forth in Section 9.18.

“Public Shareholders” has the meaning set forth in Section 9.18.

“Real Property Leases” means all leases, sub-leases, licenses, concessions or other agreements, in each case, pursuant to which any DePalma Company leases, sub-leases or otherwise uses or occupies any Leased Real Property.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain name registrations.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing a prospectus and proxy statement of Acquiror, for the purposes of (a) registering under the Securities Act the Newco Shares issued in connection with the Reorganization and issuable hereunder in the Merger, (b) providing Acquiror’s stockholders with the opportunity to redeem their shares of Acquiror Class A Common Stock in connection with the Acquiror Shareholder Redemption and (c) soliciting proxies from Acquiror’s Shareholders to obtain the requisite approval of the transactions contemplated hereby and the other matters to be voted on at the Acquiror Shareholders Meeting.

“Reorganization” has the meaning set forth in the recitals to this Agreement.

“Representatives” means, with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, officers, employees, members, owners, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required DePalma Financial Statements” has the meaning set forth in Section 4.4(b).

“Required Transaction Proposals” has the meaning set forth in Section 6.8.

“Rollover Warrant” has the meaning set forth in Section 3.3.

“Sanctions and Export Control Laws” means any Law in any part of the world related to (a) import and export controls, including the U.S. Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Laws administered by U.S. Customs and Border Patrol, and the EU Dual Use Regulation, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations or Her Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Schedules” means, collectively, the DePalma Company Disclosure Schedules and the Acquiror Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Self-Regulatory Organization” means a self-regulatory organization, including any “self-regulatory organization” as such term is defined in Section 3(a)(26) of the Securities Exchange Act, any “self-regulatory organization” as such term is defined in U.S. Commodity Futures Trading Commission Rule 1.3, and any other U.S. or non-U.S. Exchange.

“Signing Filing” has the meaning set forth in Section 6.4(b).

“Signing Press Release” has the meaning set forth in Section 6.4(b).

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Specified Cash Amount” has the meaning set forth in Section 3.5(a).

“Sponsor” has the meaning set forth in the recitals to this Agreement.

“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Staff” has the meaning set forth in Section 5.14(d).

“Statement” has the meaning set forth in Section 5.14(d).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority (or with respect to any Person that is a Broker-Dealer or registered or required to be registered as an investment adviser with the SEC pursuant to the Advisers Act, 25% or more) of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or similar thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority (or with respect to any Person that is a Broker-Dealer or registered or required to be registered as an investment adviser with the SEC pursuant to the Advisers Act, 25% or more) of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority (or other percentage, as applicable) ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority (or other percentage, as applicable) of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Surviving Corporation” has the meaning set forth in Section 2.1(c).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, turnover, windfall profits or other taxes of any kind whatever imposed by a Governmental Entity, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes filed or required to be filed with any Governmental Entity, including any amendment of any of the foregoing.

“Taxi Medallions” means the Chicago Medallions, Philadelphia Medallions, Newark Medallions and New York City Medallions.

“Termination Date” has the meaning set forth in Section 8.1(d).

“Total Medallion Loan Value” means an amount equal to the sum of the Medallion Loan Values for the Medallion Loans owned by DePalma I free and clear of any and all Liens.

“Total Owned Medallion Value” means, for the Taxi Medallions owned free and clear of any and all Liens by DePalma II, the sum of: (i) the product of (1) the total number of Chicago Medallions, multiplied by (2) the Per Chicago Medallion Collateral Value, plus (ii) the product of (1) the total number of Philadelphia Medallions, multiplied by (2) the Per Philadelphia Medallion Collateral Value, plus (iii) the product of (1) the total number of New York City Medallions, multiplied by (2) the Per New York City Medallion Collateral Value.

“Transaction Litigation” has the meaning set forth in Section 6.2(d).

“Transaction Proposals” has the meaning set forth in Section 6.8.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, recordation, registration, value added, or other similar Taxes incurred in connection with the transactions contemplated by this Agreement (including the Reorganization), other than any such Taxes set forth in Section 3.4(f).

“Trust Account” has the meaning set forth in Section 9.18.

“Trust Account Released Claims” has the meaning set forth in Section 9.18.

“Trust Agreement” has the meaning set forth in Section 5.10.

“Trustee” has the meaning set forth in Section 5.10.

“Unit” means, with respect to any limited liability company, the rights and privileges associated with all or any part of each member’s equity, ownership, profit or other right, title and interest in such limited liability company in each such member’s capacity as a member of such limited liability company, including all of each member’s rights in profits, losses and distributions and all of each member’s rights under the limited liability company or operating agreement of such limited liability company.

“Unpaid Acquiror Expenses” means the aggregate amount of fees, expenses, commissions or other amounts that have been incurred by or on behalf of, and that are due and payable by, Acquiror or the Sponsor (and not otherwise expressly allocated to a DePalma Group Company pursuant to the terms of this Agreement or any Ancillary Document) and that are unpaid as of immediately prior to the Closing, including in connection with (a) any deferred underwriting commissions, (b) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, underwriters, consultants or other agents or service providers of Acquiror incurred in connection with Acquiror’s initial public offering, (c) obligations owed by Acquiror to the Sponsor or any of its Affiliates, (d) the evaluation, consideration, negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants or other agents or service providers of Acquiror or (e) any other fees, expenses, commissions or other amounts that are expressly allocated to Acquiror or the Sponsor pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, Unpaid Acquiror Expenses shall not include any Unpaid DePalma Company Expenses.

“Unpaid DePalma Company Expenses” means the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, any DePalma Group Company (and not otherwise expressly allocated to Acquiror pursuant to the terms of this Agreement or any Ancillary Document), and that are unpaid as of immediately prior to the Closing, in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants or other agents or service providers of such DePalma Group Company and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to such DePalma Group Company pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, Unpaid DePalma Company Expenses shall not include any Unpaid Acquiror Expenses.

“Willful Breach” means a material breach of this Agreement by a Party that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

ARTICLE 2

CLOSING TRANSACTIONS

Section 2.1 Closing Transactions. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1:

(a) Distribution of Cash; Payment of Expenses. Immediately following the Effective Time, (i) Acquiror shall cause the Trustee to distribute to Newco the amount of cash remaining in the Trust Account, after giving effect to all Acquiror Shareholder Redemptions, and (ii) Newco shall pay, or cause the DePalma Companies to pay, all Unpaid Acquiror Expenses (which shall be paid in accordance with the instructions provided by Acquiror to Newco (such instructions to be provided at least three (3) Business Days prior to the Closing and to set forth the dollar amount to be paid to the recipients of such Unpaid Acquiror Expenses and each such recipient’s wire information)) and Unpaid DePalma Company Expenses.

(b) Reorganization. Prior to the Closing on the Closing Date and the Effective Time, Newco and the DePalma Companies shall cause the Reorganization to be consummated as set forth on Schedule 1.1 (subject only to immaterial deviations that are not adverse to Acquiror in any material respect or except for the steps or actions that are to be taken after the Closing as specified and set forth on Schedule 1.1).

(c) Merger. On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall merge with and into Acquiror. Following the Effective Time, the separate existence of Merger Sub shall cease and Acquiror shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

Section 2.2 Closing of the Transactions Contemplated by This Agreement. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically through the exchange of documents via e-mail as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date and/or time as Acquiror and the DePalma Companies may agree in writing.

ARTICLE 3 MERGER

Section 3.1 Merger; Effective Time.

(a) At the Closing, but immediately following the consummation of the Reorganization, the parties hereto shall cause a certificate of merger, in a form reasonably satisfactory to the DePalma Companies and Acquiror (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware with respect to the Merger. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date and/or time as is agreed by Acquiror and the DePalma Companies and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

(b) The Merger shall have the effects set forth in Section 251 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of Acquiror and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities, obligations, restrictions, disabilities and duties of each of Acquiror and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation, in each case, in accordance with the DGCL.

(c) In addition, at the Effective Time, by virtue of the Merger, (a) the Governing Documents of the Surviving Corporation will be amended and restated in their entirety to be in the forms attached hereto as Exhibit B and Exhibit C, respectively, in each case, until thereafter changed or amended as provided therein or by applicable Law, and (b) the directors and officers of Merger Sub as of immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Governing Documents of the Surviving Corporation until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

Section 3.2 Effect of the Merger on Capital Stock.

(a) Effect of the Merger on Acquiror Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person:

(i) any fractional shares of Acquiror Class A Common Stock will be rounded up to the nearest whole share of Acquiror Class A Common Stock;

(ii) each share of Acquiror Class A Common Stock issued and outstanding as of immediately prior to the Effective Time shall be canceled and extinguished and be converted into the right to receive the Acquiror Per Share Consideration; and

(iii) each share Acquiror Class B Common Stock issued and outstanding as of immediately prior to the Effective Time shall be canceled and extinguished and be converted into the right to receive the Acquiror Per Share Consideration.

(b) Effect of the Merger on Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding as of immediately prior to the Effective Time shall be converted into one (1) share of common stock, par value $0.0001, of the Surviving Corporation.

Section 3.3 Treatment of Acquiror Warrants. At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person, each outstanding whole Acquiror Warrant shall cease to represent the right to purchase Acquiror Shares, shall be assumed by Newco, and shall be cancelled in exchange for a warrant representing the right to purchase a share of Newco Common Stock (each, a “Rollover Warrant”). Each Rollover Warrant shall (i) be exercisable for, and represent the right to purchase, one (1) share of Newco Common Stock and (ii) have an exercise price per share of Newco Common Stock subject to such Rollover Warrant equal to the exercise price per Acquiror Share applicable to the corresponding Acquiror Warrant as of immediately prior to the Effective Time. For the avoidance of doubt, any fraction of an Acquiror Warrant shall cease to represent the right to purchase a fraction of an Acquiror Share, shall be assumed by Newco, and shall be cancelled in exchange for a fraction of a Rollover Warrant. Each Rollover Warrant shall be subject to the same terms and conditions (including applicable expiration and termination provisions) that applied to the corresponding Acquiror Warrant as of immediately prior to the Effective Time, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other immaterial administrative or ministerial changes as the Newco Board may determine in good faith are appropriate to effectuate the administration of the Rollover Warrants.

Section 3.4 Exchange Procedures.

(a) At least four (4) Business Days prior to the Closing Date, Acquiror and Newco shall make a public announcement setting forth in reasonable detail the determinations of the DePalma I Equity Value and the DePalma II Equity Value, and such announcement shall include the designation made by DePalma I (after consultation with Acquiror) of the Specified Cash Amount.

(b) At least three (3) Business Days prior to the Closing Date, Newco shall cause the Exchange Agent to mail or otherwise deliver, to the Acquiror Shareholders (and Acquiror shall provide the Exchange Agent with the addresses and names of all Acquiror Shareholders prior to such time) a letter of transmittal, which shall (i) contain instructions for use in effecting, among other things, the surrender of the applicable Acquiror Shares in exchange for the applicable portion of the Merger Consideration payable to such holder, and (ii) be in such form and have such other provisions as Acquiror and/or Newco may specify, subject to reasonable approval of the DePalma Companies (the “Letter of Transmittal”).

(c) At the Effective Time, Newco shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Acquiror Shareholders and for exchange in accordance with this Section 3.4 through the Exchange Agent, (i) evidence of Newco Shares in book-entry form representing the aggregate Acquiror Per Share Consideration issuable pursuant to Section 3.2(a) in exchange for the Acquiror Shares outstanding as of immediately prior to the Effective Time (the “Exchange Fund”).

(d) Each Acquiror Shareholder whose Acquiror Shares have been converted into the right to receive a portion of the Merger Consideration pursuant to Section 3.2(a) shall be entitled to receive the portion of the Merger Consideration to which it is entitled on the date provided in Section 3.4(e) upon the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent.

(e) If a properly completed and duly executed Letter of Transmittal is delivered to the Exchange Agent in accordance with Section 3.4(d), (i) at least one (1) Business Day prior to the Closing Date, then Newco shall take all necessary actions to cause the applicable portion of the Merger Consideration to be issued to the applicable Acquiror Shareholder in book-entry form on the Closing Date or (ii) less than one (1) Business Day prior to the Closing Date, then Newco shall take all necessary actions to cause the applicable portion of the Merger Consideration to be issued to the applicable Acquiror Shareholder pursuant to Section 3.4(d) in book-entry form within three (3) Business Days after such delivery.

(f) If any portion of the Merger Consideration is to be issued to a Person other than the Acquiror Shareholder in whose name the surrendered Acquiror Share is registered, it shall be a condition to the issuance of the applicable portion of the Merger Consideration that (i) such Acquiror Share shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer or similar Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Acquiror Share or establish to the satisfaction of the Exchange Agent that such transfer or similar Taxes have been paid or are not payable.

(g) No interest will be paid or accrued on the Merger Consideration. From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 3.4, each Acquiror Share shall solely represent the right to receive a portion of the applicable Merger Consideration to which such Acquiror Share is entitled pursuant to Section 3.2.

(h) At the Effective Time, the stock transfer records of Acquiror shall be closed and there shall be no transfers of Acquiror Shares that were outstanding as of immediately prior to the Effective Time.

(i) Any portion of the Exchange Fund that remains unclaimed by the Acquiror Shareholders twelve (12) months following the Closing Date shall be delivered to Newco or as otherwise instructed by Newco, and any Acquiror Shareholder that has not exchanged its Acquiror Shares for the applicable portion of the Merger Consideration in accordance with this Section 3.4 prior to that time shall thereafter look only to Newco for the issuance of the applicable portion of the Merger Consideration without any interest thereon. None of Newco, the Surviving Corporation or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat or similar Law. Any portion of the Merger Consideration remaining unclaimed by the Acquiror Shareholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of Acquiror free and clear of any claims or interest of any Person previously entitled thereto.

Section 3.5 Determination of DePalma Equity Value.

(a) DePalma Closing Equity Value Notice. Not less than five (5) Business Days prior to the Closing Date, the DePalma Companies shall deliver to Acquiror a written statement (the “DePalma Closing Equity Value Notice”) setting forth (a) the aggregate amount of Unpaid Acquiror Expenses (based on consultation with Acquiror), (b) the aggregate amount of Unpaid DePalma Company Expenses, and (c) an amount in cash mutually agreed upon by the DePalma Companies and Acquiror that is sufficient to fund the working capital needs of the Parties (the “Specified Cash Amount”), together with the DePalma Companies’ calculations of the Minimum Cash Amount, the DePalma I Equity Value, the DePalma II Equity Value, and the resulting DePalma Equity Value. The components of the DePalma Closing Equity Value Notice shall be prepared in accordance with the definitions set forth in this Agreement (as applicable). The DePalma Closing Equity Value Notice shall include a reasonably detailed calculation of each of the components of the DePalma Equity Value.

(b) Protest Notice. Prior to the date that is five (5) Business Days after the Acquiror’s receipt of the DePalma Closing Equity Value Notice (the “Protest Deadline”), the Acquiror may deliver written notice to the DePalma Companies (the “Protest Notice”) setting forth any objections that the Acquiror may have to the DePalma Closing Equity Value Notice. The Protest Notice shall specify in reasonable detail any contested amounts and, to the extent known, the basis therefor and shall include a schedule setting forth the Acquiror’s determination of the DePalma Equity Value. If a Protest Notice is not delivered prior to the Protest Deadline, then the Unpaid Acquiror Expenses, the Unpaid DePalma Company Expenses, the Specified Cash Amount, the Minimum Cash Amount, the DePalma I Equity Value, the DePalma II Equity Value, and the DePalma Equity Value shall be final, binding and non-appealable by Acquiror or the DePalma Companies. If a Protest Notice is delivered prior to the Protest Deadline, any amounts not disputed therein shall be final, binding and non-appealable by Acquiror or the DePalma Companies. After delivery of the DePalma Closing Equity Value Notice, the DePalma Companies shall, and shall cause its officers, employees, consultants, accountants and agents to, (i) cooperate with Acquiror and its accountants in connection with its review or preparation (as applicable) of the DePalma Closing Equity Value Notice and Protest Notice and (ii) give Acquiror and its accountants reasonable access upon reasonable notice to the DePalma Companies’ relevant books, records, work papers and personnel during business hours for the purpose of verifying the DePalma Closing Equity Value Notice and preparing the Protest Notice.

(c) Resolution of the Protest. If Acquiror and the DePalma Companies are unable to resolve any disagreement with respect to the DePalma Closing Equity Value Notice within five (5) Business Days following the DePalma Companies’ receipt of the Protest Notice, then only the amounts in dispute will be referred to a nationally recognized public accounting firm as shall be agreed upon in writing by Acquiror and the DePalma Companies (such firm being referred to herein as the “Accountants”) for final determination within thirty (30) days after such referral. The determination by the Accountants of the amounts in dispute shall be based solely on presentations by Acquiror and the DePalma Companies and the terms of this Agreement, and shall not involve the Accountants’ independent review. Any determination by the Accountants shall not be outside the range defined by the respective amounts in the DePalma Closing Equity Value Notice proposed by the DePalma Companies and the Acquiror’s proposed adjustments thereto set forth in the Protest Notice, and absent manifest mathematical error such determination shall be final, binding and non-appealable. Each of Acquiror, on the one hand, and the DePalma Companies, on the other hand, shall bear that percentage of the fees and expenses of the Accountants equal to the proportion (expressed as a percentage and determined by the Accountants) of the dollar value of the disputed amounts determined in favor of the other party by the Accountants.

(d) Immediately prior to the Effective Time but after giving effect to the Reorganization, each DePalma Owner will be issued a number of shares of Newco Common Stock equal to the quotient obtained by dividing (i) the product of (A) such DePalma Owner’s Pro Rata DePalma Ownership Percentage, multiplied by (B) the DePalma Equity Value, by (ii) the Acquiror Share Value, in each case, as finally determined pursuant to this Agreement.

Section 3.6 Withholding. Each of the Parties, the Exchange Agent and any other applicable withholding agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law; provided, however, that the Parties agree to reasonably cooperate to reduce or eliminate any such deduction or withholding to the extent permitted under applicable Tax Law.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES RELATING TO THE DEPALMA

GROUP COMPANIES AND NEWCO

(i) Each DePalma Company hereby represents and warrants, solely with respect to itself and not with respect to the other DePalma Company, except as set forth in the DePalma I Disclosure Schedules or the DePalma II Disclosure Schedules, as applicable, it being agreed that disclosure of any item in any section or subsection of such DePalma Company Disclosure Schedules shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on its face, to Acquiror as set forth in Section 4.1 through Section 4.22 below, and (ii) Newco hereby represents and warrants, with respect to itself and Merger Sub and not with respect to any DePalma Company or DePalma Group Company, to Acquiror as set forth in Section 4.23 below.

Section 4.1 Organization and Qualification.

(a) Each DePalma Group Company is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). Section 4.1(a) of the DePalma Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each DePalma Group Company. Each DePalma Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a DePalma Material Adverse Effect.

(b) True and complete copies of the Governing Documents of such DePalma Company have been made available to Acquiror, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of such DePalma Company are in full force and effect, and such DePalma Company is not in material breach or violation of any provision set forth in its Governing Documents.

(c) Each DePalma Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a DePalma Material Adverse Effect.

Section 4.2 Capitalization.

(a) Section 4.2(a) of the DePalma Company Disclosure Schedules sets forth, as of the date hereof, a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of such DePalma Company issued and outstanding as of the date hereof, (ii) the identity of the Persons that are the record and beneficial owners thereof. All of the Equity Securities of such DePalma Company have been duly authorized and validly issued and are fully paid and non-assessable. The Equity Securities of such DePalma Company (A) were not issued in violation of the Governing Documents of such DePalma Company or any Contract to which such DePalma Company is party or bound, (B) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person, (C) have been offered, sold and issued in compliance with all applicable Laws and (D) are free and clear of all Liens (other than transfer restrictions under applicable Law). Other than as may arise in connection with the Reorganization, as of the date hereof, such DePalma Company has no outstanding (x) equity appreciation, phantom equity, profit participation rights, or other equity or equity-based rights or (y) options, restricted stock, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require such DePalma Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of such DePalma Company. Except as set forth on Section 4.2(a) of the DePalma Company Disclosure Schedules and other than as may arise in connection with the Reorganization, as of the date hereof, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of such DePalma Company’s Equity Securities. Effective upon the consummation of the Reorganization, all of such DePalma Company’s Equity Securities will be owned by Newco, free and clear of all Liens (other than transfer restrictions under applicable Law).

(b) With respect to any DePalma Group Company other than such DePalma Company, there are no outstanding (A) equity appreciation, phantom equity, profit participation rights or other equity or equity-based rights or (B) options, restricted stock, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require any such DePalma Group Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of such DePalma Group Company. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any such DePalma Group Company.

(c) None of the DePalma Group Companies (i) owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security (other than of one or more other DePalma Group Companies) or (ii) is a partner or member of any partnership, limited liability company or joint venture (other than of one or more other DePalma Group Companies).

(d) Section 4.2(d) of the DePalma Company Disclosure Schedules sets forth a list of all Indebtedness of the DePalma Group Companies as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof.

(e) Section 4.2(e) of the DePalma Company Disclosure Schedules sets forth a list of all Change of Control Payments of the DePalma Group Companies as of the date of this Agreement and as of the Closing.

Section 4.3 Authority. Such DePalma Company has the requisite limited liability company power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Ancillary Documents to which such DePalma Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary limited liability company action on the part of such DePalma Company. This Agreement and each Ancillary Document to which such DePalma Company is or will be a party have been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by such DePalma Company and constitute or will constitute, upon execution and delivery thereof, as applicable, valid, legal and binding agreements of such DePalma Company (assuming that this Agreement and the Ancillary Documents to which such DePalma Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against such DePalma Company in accordance with their terms (except as enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 4.4 Financial Statements; Undisclosed liabilities.

(a) Such DePalma Company has made available to Acquiror a true and complete copy of (i) the audited consolidated statements of financial condition of each of DePalma I and DePalma II, including their respective audited consolidated schedules of investments, as of December 31, 2020 and December 31, 2021 and the related audited consolidated statements of income, changes in members’ capital and cash flows for each of the years then ended, each prepared in accordance with AICPA standards and (ii) the unaudited consolidated statements of financial condition of each of DePalma I and DePalma II as of September 30, 2022 (the “Latest Statement of Financial Condition”) and the related unaudited consolidated statements of income and cash flows of each of DePalma I and DePalma II for the 9-month period then ended, prepared in accordance with AICPA standards (clauses (i) and (ii), collectively, the “AICPA Financial Statements”), each of which are attached as Section 4.4(a) of the DePalma Company Disclosure Schedules. Each of the AICPA Financial Statements (including the notes thereto) (A) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (B) fairly presents, in all material respects, the financial position, results of operations, changes in members’ capital and cash flows of the DePalma Group Companies as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein, and (C) complies in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(b) The audited consolidated statements of financial condition of the DePalma Group Companies, including the audited consolidated schedules of investments, as of December 31, 2021 and December 31, 2022, and the related audited consolidated statements of income, changes in members’ capital and cash flows of the DePalma Group Companies for the year then ended, prepared in accordance with PCAOB standards (the “Required DePalma Financial Statements”), when delivered following the date of this Agreement in accordance with Section 6.15, (i) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) will fairly present, in all material respects, the financial position, results of operations, changes in members’ capital and cash flows of the DePalma Group Companies as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein and (iii) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(c) No DePalma Group Company has any liabilities, debts or obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law, Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking, in each case, which would be required by GAAP to be set forth on the consolidated statements of financial condition of the DePalma Group Companies, except (i) as set forth on the Latest Statement of Financial Condition, (ii) for liabilities incurred in the ordinary course of business since the date of the Latest Statement of Financial Condition (none of which is a liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) for liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of their respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, (iv) as set forth on Section 4.4(c) of the DePalma Company Disclosure Schedules, and (v) for liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the DePalma Group Companies, taken as a whole.

(d) The DePalma Group Companies have established and maintain systems of internal accounting controls that provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the DePalma Group Companies’ assets. The DePalma Group Companies maintain and, for all periods covered by the AICPA Financial Statements, have maintained books and records of the DePalma Group Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the DePalma Group Companies in all material respects.

(e) Since January 1, 2021, except as set forth on Section 4.4(e) of the DePalma Company Disclosure Schedules, no DePalma Group Company has received any written complaint, allegation, assertion or claim that there is (i) “significant deficiency” in the internal controls over financial reporting of the DePalma Group Companies, (ii) a “material weakness” in the internal controls over financial reporting of the DePalma Companies, or (iii) fraud, whether or not material, that involves management or other employees of the DePalma Group Companies who have a significant role in the internal controls over financial reporting of the DePalma Group Companies.

(f) No DePalma Group Company is a party to, or has any commitment to become a party to, any written joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among such DePalma Company and a Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand, or an “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such Contract is to avoid any disclosure of any material transaction involving, or material liabilities of, such DePalma Company or any of its Subsidiaries in the AICPA Financial Statements.

Section 4.5 Consents and Requisite Governmental Approvals; No Violations.

(a) No Consent with any Governmental Entity is required on the part of such DePalma Company or any of the other DePalma Group Companies with respect to such DePalma Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which such DePalma Company is or will be party or the consummation of the transactions contemplated hereby or by the Ancillary Documents, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) filing of the Certificate of Merger with respect to such DePalma Company, and (iv) any other Consents, designations, or declarations, the absence of which would not have a DePalma Material Adverse Effect.

(b) Neither the execution, delivery or performance by such DePalma Company of this Agreement or the Ancillary Documents to which such DePalma Company is or will be a party nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of such DePalma Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Contract to which any DePalma Group Company is a party or (B) any Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which any DePalma Group Company or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any DePalma Group Company, except, in the case of any of clauses (iii) through (iv) above, as would not have a DePalma Material Adverse Effect.

Section 4.6 Permits. Each of the DePalma Group Companies holds, and, at all times since January 1, 2021, has held, all material Permits (the “Material Permits”) that are required or are necessary to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to obtain the same would not result in a DePalma Material Adverse Effect, and each such Material Permit is set forth in Section 4.6 of the DePalma Company Disclosure Schedules. Except as is not and would not reasonably be expected to be material to the DePalma Group Companies, taken as a whole, to the knowledge of such DePalma Company, (i) each Material Permit is in full force and effect in accordance with its terms, (ii) no written notice has been received by any DePalma Group Company regarding any (A) actual or potential violation of, or failure to comply with, any term or requirement of any Material Permit or (B) revocation, cancellation, suspension, invalidation or termination of or refusal to renew any Material Permit and (iii) there is no Proceeding pending, or, to the knowledge of such DePalma Company, threatened in writing that seeks, or, to the knowledge of such DePalma Company, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any Material Permit.

Section 4.7 Material Contracts.

(a) Section 4.7(a) of the DePalma Company Disclosure Schedules sets forth a list of the following Contracts to which a DePalma Group Company is, as of the date of this Agreement, a party (each Contract required to be set forth on Section 4.7(a) of the DePalma Company Disclosure Schedules, together with each of the Contracts entered into after the date of this Agreement that would be required to be set forth on Section 4.7(a) of the DePalma Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):

(i) any Contract under which any DePalma Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $1,000,000;

(ii) any Contract under which any DePalma Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such DePalma Group Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $1,000,000;

(iii) any joint venture, profit-sharing, partnership or other similar Contract;

(iv) any Contract that (A) limits or purports to limit, in any material respect, the freedom of any DePalma Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of Newco or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (C) contains any other provisions restricting or purporting to restrict the ability of any DePalma Group Company to solicit any potential employee or customer in any material respect or that would so limit or purports to limit, in any material respect, Newco or any of its Affiliates after the Closing;

(v) any Contract requiring any future capital commitment by any DePalma Group Company in an amount in excess of (A) $1,000,000 annually or (B) $1,000,000 over the life of the agreement;

(vi) any Contract requiring any DePalma Group Company to guarantee the liabilities of any Person (other than such DePalma Company or a Subsidiary) or pursuant to which any Person (other than such DePalma Company or a Subsidiary) has guaranteed the liabilities of a DePalma Group Company, in each case in excess of $1,000,000;

(vii) any Contract under which any DePalma Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person;

(viii) any Contract related to a DePalma Related Party Transaction;

(ix) any Contract with any Person under which any DePalma Group Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to exclusively license or any other similar rights with respect to any Owned Intellectual Property;

(x) any Contract (A) governing the terms of, or otherwise related to, the employment, engagement or services of any current director, manager, officer, employee, individual independent contractor or other service provider of a DePalma Group Company whose annual base salary (or, in the case of an independent contractor, annual base compensation) is in excess of $250,000 or (B) providing for any Change of Control Payment of the type described in clause (a) of the definition thereof or accelerated vesting of any compensation or benefits upon the consummation of the transactions contemplated by this Agreement or (C) that requires prior notice of termination of thirty (30) days or longer;

(xi) any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement, (B) with a Governmental Entity or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligations on any DePalma Group Company (or Newco or any of its Affiliates after the Closing);

(xii) any other Contract the performance of which requires either (A) annual payments to or from any DePalma Group Company in excess of $1,000,000 or (B) aggregate payments to or from any DePalma Group Company in excess of $1,000,000 over the life of the agreement and, in each case, which are not terminable by the applicable DePalma Group Company without penalty upon less than thirty (30) days’ prior written notice; and

(xiii) any Contract between any DePalma Group Company and any Governmental Entity.

(b) (i) Each Material Contract is valid, legal and binding on the applicable DePalma Group Company and, to the knowledge of such DePalma Company, the counterparty thereto, and is in full force and effect and (ii) the applicable DePalma Group Company and, to the knowledge of such DePalma Company, the counterparties thereto are not in material breach of, or default under, any Material Contract, and, to such DePalma Company’s knowledge, (A) no event has occurred that (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to such Material Contract and (B) no party to a Material Contract has claimed a force majeure (or similar excuse in performance due to COVID-19) with respect thereto. Since January 1, 2022 through the date hereof, no DePalma Group Company has received notice of (i) any material breach or default under any Material Contract or (ii) the intention of any third party under any Material Contract to cancel, terminate or materially modify the terms of any such Material Contract or materially accelerate the obligations of any DePalma Group Company thereunder. True, correct and complete copies of all Material Contracts as in effect as of the date hereof have been made available to Acquiror.

Section 4.8 Absence of Changes. During the period beginning on January 1, 2022 and ending on the date of this Agreement, (a) no DePalma Material Adverse Effect has occurred with respect to such DePalma Company, and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby (including the Reorganization), (i) each DePalma Group Company has conducted its business in the ordinary course in all material respects and (ii) no DePalma Group Company has taken any action that would require the Consent of Acquiror if taken during the period from the date of this Agreement until the Closing pursuant to Section 6.1(b).

Section 4.9 Litigation. Except as set forth on Section 4.9 of the DePalma Company Disclosure Schedules, there is no (and since January 1, 2020, there has not been any) Proceeding pending or, to each DePalma Company’s knowledge, threatened against or involving any DePalma Group Company that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the DePalma Group Companies, taken as a whole. Neither the DePalma Group Companies nor any of their respective properties or assets is subject to any material Order. As of the date hereof, there are no Proceedings by a DePalma Group Company pending against any other Person, which if adversely decided or resolved, would reasonably be expected to, individually or in the aggregate, cause a DePalma Material Adverse Effect.

Section 4.10 Compliance with Applicable Law. Each DePalma Group Company (a) conducts (and since December 31, 2019 has conducted) its business in accordance with all Laws and Orders applicable to such DePalma Group Company and is not in violation of any such Law or Order and (b) has not received any written communication from a Governmental Entity alleging that such DePalma Group Company is not in compliance with any such Law or Order, except in each case of clauses (a) and (b), as is not and would not reasonably be expected to be, individually or in the aggregate, material to the DePalma Group Companies, taken as a whole.

Section 4.11 Environmental Matters. Except as would not have a DePalma Material Adverse Effect with respect to such DePalma Company:

(a) None of the DePalma Group Companies has received any written notice or communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation in any respect of, or a failure to comply in any respect with, any Environmental Laws.

(b) There is no (and since January 1, 2019 there has not been any) Proceeding pending or, to such DePalma Company’s knowledge, threatened in writing against any DePalma Group Company pursuant to Environmental Laws.

The DePalma Group Companies have made available to Acquiror copies of all material environmental, health and safety reports and documents that are in any DePalma Group Company’s possession or control relating to the current or former operations, properties or facilities of the DePalma Group Companies.

Section 4.12 Intellectual Property.

(a) Section 4.12(a) of the DePalma Company Disclosure Schedules sets forth, with respect to such DePalma Company, a true and complete list of all (i) Registered Intellectual Property owned or purported to be owned by, or filed by or in the name of any DePalma Group Company, and (ii) material unregistered Marks. Section 4.12(a) of the DePalma Company Disclosure Schedules lists, for each item of Registered Intellectual Property (A) the record owner of such item, (B) the jurisdictions in which such item has been issued or registered or filed, (C) the issuance, registration or application date, as applicable, for such item and (D) the issuance, registration or application number, as applicable, for such item. Such Registered Intellectual Property is subsisting and, to the knowledge of such DePalma Company, valid and enforceable.

(b) All necessary fees and filings with respect to any Registered Intellectual Property required to be set forth on Section 4.12(a) of the DePalma Company Disclosure Schedules have been timely submitted to the relevant intellectual property office, Governmental Entity or Internet domain name registrars, in each case to maintain such Registered Intellectual Property in full force and effect. To such DePalma Group Company’s knowledge, no issuance or registration obtained and no application filed by the DePalma Group Companies for any material Intellectual Property Rights has been cancelled, abandoned, allowed to lapse or not renewed. There are no material Proceedings pending that relate to any Registered Intellectual Property of the DePalma Group Companies and, to such DePalma Company’s knowledge, no such material Proceedings are threatened by any Governmental Entity or any other Person.

(c) A DePalma Group Company exclusively owns all right, title and interest in and to all Owned Intellectual Property, free and clear of all Liens or obligations to others (other than Permitted Liens). No DePalma Group Company has transferred ownership of, or granted any license with respect to, any Owned Intellectual Property to any other Person. The applicable DePalma Group Company has valid rights under all Contracts for Licensed Intellectual Property to use, sell, license and otherwise exploit, as the case may be, all such Licensed Intellectual Property as the same is currently used, sold, licensed and otherwise exploited by such DePalma Group Company, free and clear of all Liens (other than Permitted Liens). The Owned Intellectual Property and the Licensed Intellectual Property constitute all of the Intellectual Property Rights used in or reasonably necessary for the operation of the DePalma Group Companies’ respective businesses as currently conducted.

(d) Each Person who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Owned Intellectual Property has entered into a valid and enforceable written Contract whereby such Person has (i) agreed to maintain, protect, and not disclose the trade secrets and confidential information of the applicable DePalma Group Companies and (ii) assigned, via a present assignment, to a DePalma Group Company all Intellectual Property Rights authored, invented, created, improved, modified or developed by such Person in the course of such Person’s employment or other engagement with such DePalma Group Company.

(e) Each DePalma Group Company has taken commercially reasonable steps designed to safeguard and maintain the secrecy and value of any trade secrets, know-how and other confidential information included in the Owned Intellectual Property.

(f) To such DePalma Company’s knowledge, no Person is infringing, misappropriating, misusing, diluting or violating any Owned Intellectual Property. Since January 1, 2019, no DePalma Group Company has asserted or, to such DePalma Company’s knowledge, threatened any Proceeding against any Person alleging any infringement, misappropriation or other violation of any Owned Intellectual Property.

(g) To such DePalma Company’s knowledge, each DePalma Group Company has obtained, possesses and is, in all material respects, in compliance with valid licenses to use all of IT Systems.

Section 4.13 Employment and Benefits Matters.

(a) None of the DePalma Group Companies has any material liability for any unpaid wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), has any material liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other similar benefits or obligations.

(b) No DePalma Group Company sponsors, maintains, contributes to, has any obligation to contribute to or otherwise has any current or contingent liability or obligation with respect to or under any Employee Benefit Plan.

Section 4.14 Insurance. Each of the DePalma Companies maintains coverage or is otherwise insured under all policies of fire, liability, property, casualty and other forms of insurance necessary to the conduct of such DePalma Company’s business as currently conducted. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to Acquiror. As of the date of this Agreement, no claim by any DePalma Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the DePalma Group Companies, taken as a whole.

Section 4.15 Tax Matters.

(a) Each DePalma Group Company has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and each DePalma Group Company has paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return.

(b) Each DePalma Group Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any equity interest holder or other third-party.

(c) No DePalma Group Company is currently the subject of a Tax audit or examination, or has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed in each case with respect to material Taxes.

(d) No DePalma Group Company has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business or automatic extensions of time not requiring the Consent of any Tax Authority.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a DePalma Group Company, which agreement or ruling would be effective after the Closing Date.

(f) No DePalma Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) There are no Liens for material Taxes on any assets of the DePalma Group Companies other than Permitted Liens.

(h) During the two (2)-year period ending on the date of this Agreement, no DePalma Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(i) No DePalma Group Company (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was a DePalma Group Company or any of its current Affiliates) or (ii) has any material liability for the Taxes of any Person (other than a DePalma Group Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract the principal purpose of which does not relate to Taxes).

(j) Within the last three (3) years, no written claims have been made by any Tax Authority in a jurisdiction where a DePalma Group Company does not file Tax Returns that such DePalma Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(k) Each DePalma Group Company is, and has been at all times since its date of formation, been classified as partnership or a disregarded entity (within the meaning of Treasury Regulation Section 301.7701-3(b)(1)(ii)) for U.S. federal income Tax purposes and for all applicable state and local income Tax purposes, and no election has been filed with any Tax Authority to treat any DePalma Group Company as an association taxable as a corporation for U.S. federal (or applicable state or local) income Tax purposes.

(l) No DePalma Group Company has taken or agreed to take any action not contemplated by this Agreement, the Ancillary Documents and/or the Reorganization that would reasonably be expected to prevent the Blocker Mergers, the Contributions, and/or the Merger from qualifying for the Intended Tax Treatment.

Section 4.16 Brokers. Except as set forth on Section 4.16 of the DePalma Company Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such DePalma Company or any of its Affiliates for which any of the DePalma Group Companies has any obligation (which fees shall be the sole responsibility of such DePalma Company, except as otherwise provided in Section 9.5).

Section 4.17 Real and Personal Property.

(a) Owned Real Property. No DePalma Group Company owns any real property.

(b) Leased Real Property. Section 4.17(b)(i) of the DePalma Company Disclosure Schedules sets forth a true, correct and complete list (including street addresses) of all real property leased, subleased, licensed or similarly used or occupied by any of the DePalma Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any DePalma Group Company is a tenant as of the date of this Agreement. True, correct and complete copies of all such Real Property Leases (including, for the avoidance of doubt, all amendments, extensions, renewals, guaranties and other agreements with respect thereto) have been made available to Acquiror. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable DePalma Group Company party thereto, enforceable in accordance with its terms against such DePalma Group Company and, to such DePalma Company’s knowledge, each other party thereto (except as enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any DePalma Group Company or, to such DePalma Company’s knowledge or as set forth on Section 4.17(b)(ii) of the DePalma Company Disclosure Schedules, any third party under any Real Property Lease, and, to such DePalma Company’s knowledge, no event has occurred that (with or without notice or lapse of time or both) would constitute a material breach or default under any Real Property Lease or would permit termination of, or a material modification or acceleration thereof, by any party to any Real Property Lease. The DePalma Group Companies’ possession and quiet enjoyment of the Leased Real Property under any Real Property Lease has not been disturbed, and to such DePalma Company’s knowledge, there are no material disputes with respect to any Real Property Leases. Except as set forth in Section 4.17(b)(iii) of the DePalma Company Disclosure Schedules, to such DePalma Company’s knowledge, with respect to each of the Real Property Leases, there are no (A) written or, oral, subleases, licenses, concessions or other Contracts granting to any Person other than a DePalma Group Company the right to use or occupy any Leased Real Property or any portion thereof and (B) outstanding options or rights of first refusal to purchase all or any portion of any Leased Real Property. The Leased Real Property comprises all of the real property used in, or otherwise related to the business of the DePalma Group Companies. No DePalma Group Company has assigned, transferred, conveyed, mortgaged, deeded in trust, encumbered, or collaterally assigned or granted any other security interest in any Real Property Lease or any interest therein.

(c) Personal Property. Each DePalma Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material tangible assets and properties of the DePalma Group Companies reflected in the AICPA Financial Statements or thereafter acquired by the DePalma Group Companies, except for assets disposed of in the ordinary course of business. The tangible assets and properties of the DePalma Group Companies are in good operating condition in all material respects (normal wear and tear excepted) and are fit, in all material respects, for use in the ordinary course of business, and no material uninsurable damage has, since the date of the Latest Statement of Financial Condition, occurred with respect to such assets and properties.

Section 4.18 Transactions with Affiliates. Section 4.18 of the DePalma Company Disclosure Schedules sets forth, with respect to such DePalma Company, all Contracts between (a) any DePalma Group Company, on the one hand and (b) any officer, partner, member, manager, direct or indirect equityholder or Affiliate of any DePalma Group Company (other than, for the avoidance of doubt, any other DePalma Group Company) or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), other than such DePalma Group Company, a “DePalma Related Party”), other than Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 6.1(b) or entered into in accordance with Section 6.1(b). No DePalma Related Party (A) owns any interest in any material asset or property used in any DePalma Group Company’s business, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person that is a supplier, lender, partner, lessor, lessee or other material business relation of any DePalma Group Company or (C) owes any material amount to, or is owed any material amount by, any DePalma Group Company (other than ordinary course expense reimbursement or other transactions entered into after the date of this Agreement that are either permitted pursuant to Section 6.1(b) or entered into in accordance with Section 6.1(b)). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.18 are referred to herein as “DePalma Related Party Transactions”.

Section 4.19 Data Privacy and Security.

(a) There are no pending, nor have there been any, material Proceedings against or investigations or inquiries into any DePalma Group Company initiated by any Person, Governmental Entity (including any state securities regulatory authority) or regulatory or Self-Regulatory Organization, alleging that any DePalma Group Company or any Processing of Personal Data by or on behalf of any DePalma Group Company is in violation of (i) any applicable Laws relating to data security or data privacy; (ii) the DePalma Group Companies’ internal and external privacy policies; (iii) all applicable industry standards; and (iv) applicable provisions of all Contracts relating to the foregoing.

(b) The DePalma Group Companies use commercially reasonable efforts to maintain and protect the confidentiality, integrity, and security of their IT Systems and to prevent any unauthorized use, access, interruption or modification of such IT Systems. Such IT Systems are (i) together with the other IT Systems used or held for use by the DePalma Group Companies, sufficient for the immediate and currently anticipated future needs of the DePalma Group Companies and (ii) in sufficiently good working condition to effectively perform all information technology operations as necessary for the operation of the businesses of the DePalma Group Companies as currently conducted. Each DePalma Group Company owns or has license or lease to use the IT Systems as necessary to operate the business of each DePalma Group Company as currently conducted.

Section 4.20 Compliance with International Trade & Anti-Corruption Laws .

(a) Neither the DePalma Group Companies nor any of their officers nor, to such DePalma Company’s knowledge, any of their other Representatives or any other Persons acting for or on behalf of any of the foregoing, is or has been, since January 1, 2020, (i) a Person named on any Sanctions and Export Control Laws-related list of designated or restricted Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory that is or has since January 1, 2016 been the subject or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria); (iii) an entity 50% or greater owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaged in dealings with or for the benefit of any Person described in clauses (i), (ii) or (iii). No DePalma Group Company has engaged in any export, reexport, transfer or provision of any goods, Software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations under Sanctions and Export Control Laws.

(b) Neither the DePalma Group Companies nor any of their officers nor, to such DePalma Company’s knowledge, any of their other Representatives or any other Persons acting for or on behalf of any of the foregoing has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks, facilitation payments or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise violated any Anti-Corruption Laws.

(c) Since January 1, 2021, no DePalma Group Company has received from any Governmental Entity or other Person any written notice, inquiry or allegation; made any disclosure to a Governmental Entity; or conducted any internal investigation or audit concerning any actual or alleged violation, in each case related to Anti-Corruption Laws or Sanctions and Export Control Laws.

Section 4.21 Information Supplied. None of the information supplied or to be supplied by or on behalf of the DePalma Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the holders of Acquiror Shares or at the time of the Acquiror Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.22 Investigation; No Other Representations.

(a) Such DePalma Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of Acquiror and (ii) it has been furnished with or given access to such documents and information about Acquiror and its business and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, such DePalma Company has relied solely on its own investigation and analysis and the representations and warranties of the Acquiror expressly set forth in Article 5 and in the Ancillary Documents to which such DePalma Company is or will be a party and no other representations or warranties of Acquiror or any other Person, either express or implied, and such DePalma Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties of the Acquiror expressly set forth in Article 5 and in the Ancillary Documents to which such DePalma Company is or will be a party, neither Acquiror nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 4.23 Representations and Warranties Relating to Newco and Merger Sub.

(a) Each of Newco and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of Newco and Merger Sub has the requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a material adverse effect on the ability of Newco or Merger Sub to consummate the transactions contemplated by this Agreement. True and complete copies of the Governing Documents of Newco and Merger Sub have been made available to Acquiror, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of each of Newco and Merger Sub are in full force and effect, and neither Newco nor Merger Sub is in breach or violation of any provision set forth in its Governing Documents.

(b) Each of Newco and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Ancillary Documents to which Newco or Merger Sub is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of Newco or Merger Sub, as applicable. This Agreement and each Ancillary Document to which Newco or Merger Sub is or will be a party, will be, upon execution thereof, duly and validly executed and delivered by Newco or Merger Sub and constitute or will constitute, upon execution thereof, as applicable, valid, legal and binding agreements of Newco or Merger Sub (assuming this Agreement has been and the Ancillary Documents to which Newco or Merger Sub is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against Newco or Merger Sub in accordance with their terms (except as enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No Consent of, or designation or declaration with, any Governmental Entity is required on the part of Newco or Merger Sub with respect to Newco’s or Merger Sub’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be a party or the consummation of the transactions contemplated hereby or by the Ancillary Documents, except for (i) the filing of the Certificate of Merger, and (ii) any other Consents, designations, or declarations, the absence of which would not have a material adverse effect on the ability of Newco or Merger Sub to consummate the transactions contemplated hereby.

(d) The authorized Equity Securities of Newco as of the date hereof consist of 1,000 shares of Newco Common Stock, none of which is issued or outstanding as of the date hereof. Immediately prior to the Effective Time but after giving effect to the Reorganization, each DePalma Owner will be issued a number of shares of Newco Common Stock equal to the quotient obtained by dividing (i) the product of (A) such DePalma Owner’s Pro Rata DePalma Ownership Percentage, multiplied by (B) the DePalma Equity Value, by (ii) the Acquiror Share Value. At Closing, there shall be no other issued and outstanding Equity Securities of Newco other than the shares of Newco Common Stock issued to the DePalma Owners pursuant to Section 3.5(d), the Rollover Warrants issued pursuant to Section 3.3 and the Acquiror Per Share Consideration issued pursuant to Section 3.4. Immediately after the Effective Time, all of the issued and outstanding Newco Shares (i) will be duly authorized, validly issued, fully paid and nonassessable, (ii) will have been issued in compliance in all material respects with applicable

Law and (iii) will not have been issued in breach or violation of any preemptive rights or Contract to which Newco is a party or bound. The Equity Securities of Merger Sub outstanding as of the date of this Agreement (x) have been duly authorized and validly issued and are fully paid and nonassessable, (y) were issued in compliance in all material respects with applicable Law and (z) were not issued in breach or violation of any preemptive rights or Contract to which Newco is a party or bound. All of the outstanding Equity Securities of Merger Sub are owned directly by Newco free and clear of all Liens (other than transfer restrictions under applicable Laws). As of the date hereof, Newco has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub.

(e) Each of Newco and Merger Sub was organized or incorporated solely for the purpose of entering into this Agreement, the Ancillary Documents and consummating the transactions contemplated hereby and thereby (including the Reorganization) and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its organization, incorporation or formation, as applicable, or the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including the Reorganization).

Section 4.24 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ACQUIROR OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, NONE OF THE DEPALMA COMPANIES, NEWCO OR ANY OTHER PERSON MAKES, AND EACH DEPALMA COMPANY AND NEWCO EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE DEPALMA COMPANIES, THE DEPALMA GROUP COMPANIES OR NEWCO THAT HAVE BEEN MADE AVAILABLE TO ACQUIROR OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE DEPALMA COMPANIES, THE DEPALMA GROUP COMPANIES OR NEWCO BY THE MANAGEMENT OF ANY DEPALMA COMPANY, NEWCO OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ACQUIROR IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY ANY DEPALMA COMPANY, ANY DEPALMA GROUP COMPANY OR NEWCO, ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF SUCH PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ACQUIROR IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES RELATING TO ACQUIROR

Except (a) as set forth on the Acquiror Disclosure Schedules, it being agreed that disclosure of any item in any section or subsection of the Acquiror Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on its face or (b) as set forth in any Acquiror SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), Acquiror hereby represents and warrants to the DePalma Companies, Newco and Merger Sub as follows:

Section 5.1 Organization and Qualification.

(a) Acquiror is a corporation duly incorporated validly existing and in good standing under the Laws of the State of Delaware. Acquiror has the requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have an Acquiror Material Adverse Effect.

(b) True and complete copies of the Governing Documents of Acquiror have been made available to the DePalma Companies and Newco, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of Acquiror are in full force and effect, and Acquiror is not in breach or violation of any provision set forth in its Governing Documents.

(c) Acquiror is duly qualified or licensed to transact business and is in good standing in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have an Acquiror Material Adverse Effect.

Section 5.2 Authority.

(a) At a meeting duly called and held, the Acquiror Board has (a) determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of Acquiror and its shareholders, (b) determined that the fair market value of the DePalma Companies is, in the aggregate, equal to at least 80% of the amount held in the Trust Account (excluding any deferred underwriting commissions and Taxes payable on interest earned) as of the date hereof, (c) approved the transactions contemplated by this Agreement as a Business Combination (as defined in the Governing Documents of Acquiror), and (d) resolved to recommend to the shareholders of Acquiror approval of each of the matters requiring the Acquiror Shareholder Approvals.

(b) Acquiror has the requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Acquiror Shareholder Approvals, the execution and delivery of this Agreement, the Ancillary Documents to which Acquiror is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of Acquiror. This Agreement and each Ancillary Document to which Acquiror is or will be a party, will be, upon execution thereof, duly and validly executed and delivered by Acquiror and constitute or will constitute, upon execution thereof, as applicable, valid, legal and binding agreements of Acquiror (assuming this Agreement has been and the Ancillary Documents to which Acquiror is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against Acquiror in accordance with their terms (except as enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 5.3 Consents and Requisite Governmental Approvals; No Violations.

(a) No Consent of, or designation or declaration with, any Governmental Entity is required on the part of Acquiror with respect to Acquiror’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated hereby or by the Ancillary Documents, except for (i) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby and thereby, (ii) such filings with and approvals of Nasdaq to permit Newco Shares to be issued in accordance with this Agreement to be listed on Nasdaq, (iii) filing of the Certificate of Merger, (iv) the Acquiror Shareholder Approvals or (v) any other Consents, designations, or declarations, the absence of which would not have an Acquiror Material Adverse Effect.

(b) None of the execution, delivery or performance by Acquiror of this Agreement or the Ancillary Documents to which Acquiror is or will be a party nor the consummation by Acquiror of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of Acquiror, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which Acquiror is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which Acquiror or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of Acquiror, except in the case of clauses (ii) through (iv) above, as would not have an Acquiror Material Adverse Effect.

Section 5.4 Brokers. Except as set forth on Section 5.4 of the Acquiror Disclosure Schedules (which fees shall be the sole responsibility of the Acquiror), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror for which Acquiror has any obligation.

Section 5.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of Acquiror expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the holders of Acquiror Shares or at the time of the Acquiror Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.6 Permits. Acquiror holds, and, at all times since the date of its organization or incorporation, has held, all Permits that are required or are necessary to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to obtain the same would not result in an Acquiror Material Adverse Effect. Except as is not and would not reasonably be expected to have an Acquiror Material Adverse Effect, (a) each such Permit is in full force and effect in accordance with its terms, (b) no written notice has been received by Acquiror regarding any (i) actual or potential violation of, or failure to comply with, any term or requirement of any such Permit or (ii) revocation, cancellation, suspension, invalidation or termination of or refusal to renew any such Permit and (c) there is no Proceeding pending, or, to the knowledge of Acquiror, threatened in writing that seeks, or, to the knowledge of Acquiror, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any such Permit.

Section 5.7 Absence of Changes. During the period beginning on January 1, 2022 and ending on the date of this Agreement, (a) no Acquiror Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) Acquiror has conducted no material business activities other than activities directed towards the accomplishment of its formation, initial public offering and a business combination (and related matters) and (ii) other than activities directed towards the accomplishment of its formation, initial public offering and a business combination (and related matters), Acquiror has not taken any action that would require the Consent of the DePalma Companies if taken during the period from the date of this Agreement until the Closing pursuant to Section 6.10(b).

Section 5.8 Capitalization of Acquiror.

(a) Section 5.8(a) of the Acquiror Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of the issued and outstanding Acquiror Shares and the Acquiror Warrants as of the date hereof. All outstanding Equity Securities of Acquiror as of the date hereof have been duly authorized and validly issued and are fully paid and non-assessable. Such Equity Securities (i) were not issued in violation of the Governing Documents of Acquiror and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under the Securities Act or under the Governing Documents of Acquiror) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Except for the Acquiror Shares and Acquiror Warrants (including fractional Acquiror Warrants) set forth on Section 5.8(a) of the Acquiror Disclosure Schedules, immediately prior to Closing, there shall be no other Equity Securities of Acquiror issued and outstanding.

(b) Except as expressly provided by this Agreement, the Ancillary Documents, the Acquiror SEC Reports or the transactions contemplated hereby and thereby or as mutually agreed to by the Parties, as of the date hereof, there are no outstanding (A) equity appreciation, phantom equity, profit participation rights or other equity or equity-based rights, (B) options, restricted stock, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require Acquiror, and, except as expressly contemplated by this Agreement, the Ancillary Documents or as mutually agreed in writing by the Parties, Acquiror has no obligation, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of Acquiror, or (C) Equity Securities of Acquiror subject to any registration rights.

Section 5.9 SEC Filings. Acquiror has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to applicable Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Acquiror SEC Reports”) and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to applicable Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional Acquiror SEC Reports”). Each of the Acquiror SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional Acquiror SEC Reports, as of their respective dates of filing (or, if amended, as of the date of such amendment), and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the applicable Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Acquiror SEC Reports or the Additional Acquiror SEC Reports (for purposes of the Additional Acquiror SEC Reports, assuming that the representation and warranty set forth in Section 4.21 is true and correct in all respects with respect to all information supplied by or on behalf of the DePalma Companies expressly for inclusion or incorporation by reference therein). As of their respective dates of filing, the Acquiror SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading (for purposes of the Additional Acquiror SEC Reports, assuming that the representation and warranty set forth in Section 4.21 is true and correct in all respects with respect to all information supplied by or on behalf of the DePalma Companies expressly for inclusion or incorporation by reference therein). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Acquiror SEC Reports.

Section 5.10 Trust Account. As of December 31, 2022, Acquiror has an amount in cash in the Trust Account equal to at least $10,325,848. The funds held in the Trust Account are (a) invested in United States “government securities”, having a maturity of one hundred eighty (180) days or less or in money market funds that invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated September 30, 2021 (the “Trust Agreement”), between Acquiror and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Acquiror SEC Reports to be inaccurate in any material respect or, to Acquiror’s knowledge, which would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the holders of Acquiror Shares who shall have elected to redeem their shares of Acquiror Class A Common Stock pursuant to the Governing Documents of Acquiror or (iii) if Acquiror fails to complete a business combination within the allotted time period set forth in the Governing Documents of Acquiror and liquidates the Trust Account, subject to the terms of the Trust Agreement, Acquiror (in limited amounts to permit Acquiror to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of Acquiror) and then the holders of Acquiror Shares as of such time). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of Acquiror and the Trust Agreement. Acquiror has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of Acquiror, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or Proceedings pending with respect to the Trust Account. Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the holders of Acquiror Shares who have elected to redeem their shares of Acquiror Class A Common Stock pursuant to the Governing Documents of Acquiror, each in accordance with the terms of and as set forth in the Trust Agreement, Acquiror shall have no further obligation under either the Trust Agreement or the Governing Documents of Acquiror to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 5.11 Transactions with Affiliates. Section 5.11 of the Acquiror Disclosure Schedules sets forth all Contracts between (a) Acquiror, on the one hand and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including the Sponsor) or Affiliate of either Acquiror or the Sponsor, on the other hand (each Person identified in this clause (b), other than Acquiror, an “Acquiror Related Party”), other than (i) Contracts with respect to an Acquiror Related Party’s employment with, or the provision of services to, Acquiror entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation) and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 6.10(b) or entered into in accordance with Section 6.10(b). No Acquiror Related Party (A) owns any interest in any material asset used in the business of Acquiror, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person that is a material client, supplier, customer, lessor or lessee of Acquiror or (C) owes any material amount to, or is owed material any amount by, Acquiror. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 5.11 are referred to herein as “Acquiror Related Party Transactions”.

Section 5.12 Litigation. There is no (and since its organization, incorporation or formation, as applicable, there has not been any) Proceeding pending or, to Acquiror’s knowledge, threatened against or involving Acquiror that, if adversely decided or resolved, would be material to Acquiror. None of Acquiror or any of its respective properties or assets is subject to any material Order. As of the date hereof, there are no material Proceedings by Acquiror pending against any other Person.

Section 5.13 Compliance with Applicable Law. Acquiror (a) conducts (and since its organization, incorporation or formation, as applicable, has conducted) its business in accordance with all Laws and Orders applicable to Acquiror and is not in violation of any such Law or Order, and (b) has not received any written communications from a Governmental Entity that allege that Acquiror is not in compliance with any such Law or Order, except in each case of clauses (a) and (b), as is not and would not reasonably be expected to be, individually or in the aggregate, material to Acquiror.

Section 5.14 Internal Controls; Listing; Financial Statements.

(a) Except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) Acquiror has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in accordance with GAAP and (ii) Acquiror has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Acquiror is made known to Acquiror’s principal executive officer and principal financial officer by others within Acquiror.

(b) Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) Since its initial public offering, Acquiror has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding shares of Acquiror Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no material Proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by Nasdaq or the SEC with respect to any intention by such entity to deregister shares of Acquiror Class A Common Stock or prohibit or terminate the listing of shares of Acquiror Class A Common Stock on Nasdaq. Acquiror has not taken any action that is designed to terminate the registration of shares of Acquiror Class A Common Stock under the Exchange Act.

(d) The Acquiror SEC Reports contain true and complete copies of the applicable Acquiror Financial Statements. The Acquiror Financial Statements (i) fairly present in all material respects the financial position of Acquiror as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited Acquiror Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable). The Acquiror acknowledges that (i) the staff of the SEC (the “Staff”) issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition companies on April 12, 2021 (the “Statement”), (ii) Acquiror continues to review the Statement and its implications, including on the financial statements and other information included in the Acquiror SEC Reports and (iii) any restatement, revision or other modification of the Acquiror SEC Reports in connection with such review of the Statement or any subsequent agreements, Orders, comments or other guidance from the Staff of the SEC regarding the accounting policies of Acquiror shall not be deemed material for purposes of this Agreement.

(e) Acquiror has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Acquiror’s and its Subsidiaries’ assets. Acquiror maintains and, for all periods covered by the Acquiror Financial Statements, has maintained books and records of Acquiror in the ordinary course of business that are designed to provide reasonable assurance regarding the accuracy and completeness thereof and reflect the revenues, expenses, assets and liabilities of Acquiror in all material respects.

(f) Since its incorporation, Acquiror has not received any written notification of any (i) a “significant deficiency” in the internal controls over financial reporting of Acquiror to Acquiror’s knowledge, (ii) a “material weakness” in the internal controls over financial reporting of Acquiror to Acquiror’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of Acquiror who have a significant role in the internal controls over financial reporting of Acquiror.

Section 5.15 No Undisclosed Liabilities. Except for the liabilities (a) incurred in connection with the evaluation, consideration, negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, the Unpaid Acquiror Expenses and any liabilities arising out of, or related to, any Proceeding related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, including any shareholder demand or other shareholder Proceedings (including derivative claims) arising out of, or related to, any of the foregoing), (b) set forth or disclosed in the Acquiror Financial Statements included in the Acquiror SEC Reports, (c) that have arisen since the date of the most recent balance sheet included in the Acquiror SEC Reports in the ordinary course of business, (d) either permitted to be incurred pursuant to Section 6.10(b) or incurred in accordance with Section 6.10(b) or (e) that are not, and would not reasonably be expected to be, individually or in the aggregate, material to Acquiror, Acquiror has no liabilities, debts or obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking, in each case, which would be required by GAAP to be set forth on the balance sheet of Acquiror.

Section 5.16 Tax Matters.

(a) Acquiror has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and Acquiror has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b) Acquiror has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c) Acquiror is not currently the subject of a Tax audit or examination, or has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.

(d) Acquiror has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business or automatic extensions of time not requiring the Consent of any Tax Authority.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to Acquiror which agreement or ruling would be effective after the Closing Date.

(f) Acquiror is not and has never been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) Acquiror is Tax resident only in its jurisdiction of organization, incorporation or formation, as applicable.

(h) There are no Liens for material Taxes on any assets of Acquiror other than Permitted Liens.

(i) During the two (2)-year period ending on the date of this Agreement, Acquiror was neither a distributing corporation nor a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(j) Acquiror (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) does not have any material liability for the Taxes of any Person (other than any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract the principal purpose of which does not relate to Taxes).

(k) Within the last three years, no written claims have been made by any Tax Authority in a jurisdiction where Acquiror does not file Tax Returns that Acquiror is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(l) Acquiror is not a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes), and Acquiror is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(m) Acquiror is not and has never been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(n) Acquiror has not taken or agreed to take any action not contemplated by this Agreement, the Ancillary Documents and/or the Reorganization that would reasonably be expected to prevent the Blocker Mergers, the Contributions, and/or the Merger from qualifying for the Intended Tax Treatment.

Section 5.17 Investigation; No Other Representations.

(a) Acquiror, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of the DePalma Companies, Newco and Merger Sub, and (ii) it has been furnished with or given access to such documents and information about the DePalma Companies, Newco, Merger Sub and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, Acquiror has relied solely on its own investigation and analysis and the representations and warranties of the DePalma Companies expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the DePalma Companies, Newco, Merger Sub, or any other Person, either express or implied, and Acquiror, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties of the DePalma Companies expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party, none of the DePalma Companies, Newco, Merger Sub or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 5.18 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE DEPALMA COMPANIES, NEWCO, MERGER SUB OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 5 AND THE ANCILLARY DOCUMENTS, NEITHER ACQUIROR NOR ANY OTHER PERSON MAKES, AND ACQUIROR EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF ACQUIROR THAT HAVE BEEN MADE AVAILABLE TO THE DEPALMA COMPANIES, NEWCO, MERGER SUB OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF ACQUIROR BY OR ON BEHALF OF THE MANAGEMENT OF ACQUIROR OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE DEPALMA COMPANIES, NEWCO, MERGER SUB OR ANY OF THEIR RESPECTIVE REPRESENTATIVES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 5 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ACQUIROR, ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF ACQUIROR, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE DEPALMA COMPANIES, NEWCO, MERGER SUB OR ANY OF THEIR RESPECTIVE REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 6

COVENANTS

Section 6.1 Conduct of Business of the DePalma Companies.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each DePalma Company shall, and shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document (including in connection with or pursuant to the Reorganization), as required by applicable Law, as set forth on Section 6.1(a) of the DePalma Company Disclosure Schedules with respect to such DePalma Company, as consented to in writing by Acquiror (such Consent not to be unreasonably withheld, conditioned or delayed), or as a result of or in connection with COVID-19 Measures, (i) operate the business of the DePalma Group Companies in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact the business organization, assets, properties and material business relations of the DePalma Group Companies.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each DePalma Company shall, and shall cause its Subsidiaries to, except (1) as expressly contemplated by this Agreement or any Ancillary Document (including in connection with or pursuant to the Reorganization), (2) as required by applicable Law, (3) as set forth on Section 6.1(b) of the DePalma Company Disclosure Schedules with respect to such DePalma Company, (4) for transactions solely between such DePalma Company and its wholly-owned Subsidiaries or between such Subsidiaries, or (5) as consented to in writing by Acquiror or Newco (such Consent not to be unreasonably withheld, conditioned or delayed), not do any of the following:

(i) (A) merge, consolidate, combine or amalgamate any DePalma Group Company with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(ii) adjust, split, combine or reclassify any of its Equity Securities;

(iii) adopt any amendments, supplements, restatements or modifications to any DePalma Group Company’s Governing Documents;

(iv) (A) sell, assign, abandon, lease, license, convey, sublicense or otherwise dispose of any material assets or properties of the DePalma Group Companies (other than Intellectual Property Rights, which are subject to Section 6.1(b)(viii)), or (B) create, subject or incur any Lien (other than Permitted Liens) on any material assets or properties of the DePalma Group Companies (other than Intellectual Property Rights, which is subject to Section 6.1(b)(viii)), except in each case of clauses (A) and (B) in the ordinary course of business or for dispositions of obsolete assets or properties (which shall, for the avoidance of doubt, include any repayments, foreclosures, restructurings, or resolutions of loans in disposition of medallions);

(v) transfer, issue, sell, assign, grant or otherwise directly or indirectly dispose of, or subject to a Lien (other than Permitted Liens), (A) any Equity Securities of any DePalma Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any DePalma Group Company to issue, deliver or sell any Equity Securities of any DePalma Group Company;

(vi) incur, create or assume any Indebtedness in excess of $5,000,000, other than ordinary course payables or as required to fund working capital or other business or operational requirements;

(vii) except in the ordinary course of business, including as it relates to the management of the loan portfolio and related medallion assets, (A) enter into, amend, modify, extend, renew or terminate any Real Property Lease or any Material Contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms or entering into additional work orders pursuant to, and in accordance with the terms of, any Material Contract), (B) waive any material benefit or right under any Material Contract or (C) enter into any Contract that if entered into prior to the execution and delivery of this Agreement would be a Material Contract;

(viii) transfer, sell, assign, license, sublicense, encumber, impair, abandon, permit to lapse or expire, dedicate to the public, cancel, subject to any Lien (other than Permitted Liens), fail to diligently maintain or otherwise dispose of any right, title or interest in any Owned Intellectual Property;

(ix) disclose any confidential information or trade secrets (other than in the ordinary course of business subject to appropriate written obligations with respect to confidentiality, non-use and non-disclosure) to any Person;

(x) make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement with any Tax Authority, settle any material Tax claim or assessment with any Tax Authority, or Consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business or automatic extensions of time not requiring the Consent of any Tax Authority;

(xi) other than in connection with the dissolution of any Affiliate, compromise, commence, or enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by the DePalma Group Companies in excess of $5,000,000, in the aggregate, which grants injunctive relief or other equitable remedies against a DePalma Group Company or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any DePalma Group Company (or Newco or any of its Affiliates after the Closing);

(xii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any DePalma Group Company;

(xiii) except as may be required by GAAP (or any interpretation thereof) or applicable Law, change any DePalma Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards or applicable law;

(xiv) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other similar commission in connection with the transactions contemplated by this Agreement;

(xv) make any Change of Control Payment that is not set forth on Section 4.2(e) of the DePalma Company Disclosure Schedules with respect to such DePalma Company;

(xvi) enter into any new line of business or expand any existing line of business, including enter or expand into new geographies, in each case, which would result in requiring clearances, Consents, actions or non-actions from any Governmental Entity or regulatory authority;

(xvii) fail to maintain the Leased Real Property in substantially the same condition as of the date of this Agreement, ordinary wear and tear, casualty and condemnation excepted; or

(xviii) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 6.1.

(c) Without limiting the generality of the foregoing, from and after the delivery of the DePalma Closing Equity Value Notice until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each DePalma Company shall use, and shall cause its Subsidiaries to use, its reasonable best efforts to refrain from taking any action that would reasonably be expected to cause any of the amounts required to be set forth in the DePalma Closing Equity Value Notice (or any of the components thereof) to change.

Notwithstanding anything in this Section 6.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give Acquiror or Newco, directly or indirectly, the right to control or direct the operations of the DePalma Companies prior to the Closing. Prior to the Closing, each of the DePalma Companies shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over its business.

Section 6.2 Efforts to Consummate; Litigation.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the Closing conditions set forth in Article 7) and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and deliver such Ancillary Document when required pursuant to this Agreement. Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents.

(b) Each of Newco and the DePalma Companies shall (and to the extent required, shall cause its Affiliates to) (i) as promptly as reasonably practicable (and in any event within ten (10) Business Days) following the date of this Agreement prepare and file the notification required of it under the HSR Act with respect to the transactions contemplated by this Agreement, and (ii) provide a reasonable response as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act. Each Party shall as promptly as reasonably practicable furnish to the other Party such information and assistance as the other may reasonably request in connection with its preparation of any filing, application or submission that is necessary under the HSR Act. Without limiting the foregoing, (a) the Parties agree to use reasonable best efforts to take, or cause to be taken, all actions necessary or desirable to cause the expiration or termination of the applicable waiting periods, including requesting at the earliest possible time the early termination of the applicable waiting period under the HSR Act, as applicable, and (b) no Party shall extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written Consent of Acquiror, Newco and the DePalma Companies. Each Party shall (i) as promptly as reasonably practicable inform the other Party of any substantive communication between such Party and any Governmental Entity regarding any filings or other requests made under the HSR Act, (ii) permit the other Party to review any proposed written communication to any Governmental Entity related to the HSR Act or the filings of submissions made by any Party in advance of such written communications being provided to any such Governmental Entity, and each Party shall consider in good faith incorporating the reasonable comments of the other Party into any such written communications, (iii) give the other Party prompt written notice of the commencement of any Proceeding with respect to the matters contemplated in this Section 6.2 and keep the other Party reasonably informed as to the status of any such Proceeding, (iv) not agree to attend or participate in any substantive meeting or discussion, whether in person, videoconference or by telephone, with any Governmental Entity in respect of any filing, investigation or inquiry undertaken by such Governmental Entity pursuant to the HSR Act unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by applicable Law, gives the other Party the opportunity to attend or participate, and (v) as promptly as reasonably practicable, and to the extent permitted by applicable Law, furnish the other Party with copies of all correspondence, filings and written communications between such Party and their Representatives, on the one hand, and any Governmental Entity, on the other hand, in each case, with respect to the matters contemplated in this Section 6.2; provided that, any materials shared may be redacted before being provided to the other Party (A) to remove references concerning the valuation of either of the DePalma Companies, (B) as necessary to comply with contractual arrangements and (C) as necessary to avoid disclosure of other competitively sensitive information or to address reasonable privilege or confidentiality concerns. Nothing in this Section 6.2 obligates any Party or any of its Affiliates to agree to (i) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of such Party or any of its Affiliates or any DePalma Group Company or any entity, facility or asset of such Party or any of its Affiliates, (ii) terminate, amend or assign existing relationships and contractual rights or obligations, (iii) amend, assign or terminate existing licenses or other agreements or (iv) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except with such other Party’s prior written Consent.

(c) The HSR Act filing fee shall be borne by the DePalma Companies.

(d) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, Acquiror, on the one hand, and Newco, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of Newco, Newco or any of its Representatives (in their capacity as a representative of Acquiror) or, in the case of Newco or a DePalma Company, Newco, any DePalma Group Company or any of their respective Representatives (in their capacity as a representative of Newco or a DePalma Group Company). Acquiror, Newco and the DePalma Companies shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, Acquiror shall, subject to and without limiting the covenants and agreements, and the rights of Newco and the DePalma Companies, set forth in the immediately preceding sentence, control the negotiation, defense and settlement of any such Transaction Litigation brought by any holder of Acquiror Shares; provided, however, that in no event shall Acquiror or any of its Representatives settle or compromise any such Transaction Litigation brought by a holder or holders of Acquiror Shares without the prior written Consent of Newco and the DePalma Companies (not to be unreasonably withheld, conditioned or delayed).

Section 6.3 Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, at all times prior to the termination of this Agreement, in the event that this Section 6.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, each DePalma Company shall provide, or cause to be provided, to Acquiror and its Representatives during normal business hours reasonable access to the officers, books and records of the DePalma Group Companies (in a manner so as to not interfere with the normal business operations of the DePalma Group Companies). Notwithstanding the foregoing, none of the DePalma Group Companies shall be required to provide to Acquiror or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any DePalma Group Company is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract in effect as of the date hereof with such third party, (C) violate any legally-binding obligation of any DePalma Group Company in effect as of the date hereof with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any DePalma Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the applicable DePalma Company shall, and shall cause the other DePalma Group Companies to, use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law) or (ii) if any DePalma Group Company, on the one hand, and Acquiror or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the applicable DePalma Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

(c) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, Acquiror shall provide, or cause to be provided, to each DePalma Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of Acquiror (in a manner so as to not interfere with the normal business operations of Acquiror). Notwithstanding the foregoing, Acquiror shall not be required to provide, or cause to be provided to, a DePalma Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which Acquiror is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract in effect as of the date hereof with such third party, (C) violate any legally-binding obligation in effect as of the date hereof of Acquiror with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to Acquiror under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), Acquiror shall use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law) or (ii) if Acquiror, on the one hand, and any DePalma Group Company, or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that Acquiror shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

(d) The Parties hereby acknowledge and agree that the Confidentiality Agreement shall be automatically terminated effective as of the Closing without any further action by any Party or any other Person; provided that, if this Agreement is terminated for any reason prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

Section 6.4 Public Announcements.

(a) Subject to Section 6.4(b), Section 6.7 and Section 6.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written Consent of the other Party; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with the DePalma Companies, if the disclosing party is Acquiror, or Acquiror, if the disclosing party is a DePalma Company, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith or (B) after the Closing, the disclosing DePalma Company and its Representatives shall use reasonable best efforts to consult with Sponsor and Acquiror and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 6.4 and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 6.4 or otherwise in this Agreement, the Parties agree that (x) the DePalma Companies and Acquiror and their respective Affiliates and Representatives may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect current or prospective investor in connection with normal fund raising or related marketing or informational or reporting activities, so long as such investors are subject to obligations of confidentiality, (y) each DePalma Company may make internal announcements in the ordinary course of business and engage in communications with its bankers, customers, vendors and suppliers (in each case, subject to the prior written approval of Acquiror and Newco), and (z) each of the DePalma Companies and the Acquiror shall mutually agree upon and reasonably cooperate in the production of any investor presentation that will be provided or disclosed publicly to any direct or indirect current investor.

(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the DePalma Companies, Acquiror and Newco prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement, but no later than the first Business Day thereafter. Promptly after the execution of this Agreement and the release of the Signing Press Release, Acquiror shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the applicable Laws. The form and substance of the Signing Filing shall be approved in advance of filing in writing by the DePalma Companies (such approval not to be unreasonably withheld, conditioned, or delayed). The DePalma Companies, on the one hand, and Acquiror and Newco, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the DePalma Companies or Acquiror, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), Acquiror shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by applicable Laws. The form and substance of the Closing Filing shall be approved in advance of filing in writing by the DePalma Companies (such approval not to be unreasonably withheld, conditioned, or delayed). In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 6.5 Tax Matters.

(a) The Parties intend that the Merger, the Blocker Mergers, and/or the Contributions qualify for the Intended Tax Treatment. The Parties shall file all Tax Returns consistent with, and not to take any position for Tax purposes inconsistent with, the Intended Tax Treatment, unless otherwise required to do so by applicable Law.

(b) The Parties shall not, and shall not permit or cause any Affiliate to, take any action, cause any action to be taken, or knowingly fail to take any action which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Merger, the Blocker Mergers, and/or the Contributions from qualifying for the Intended Tax Treatment.

(c) Each of the Parties shall use its commercially reasonable efforts to cooperate with one another and their respective Tax advisors or counsel in connection with the issuance of any opinion or the preparation of any disclosure relating to the Tax consequences of the transactions contemplated by this Agreement and the Ancillary Documents, including using commercially reasonable efforts to deliver to the relevant Tax advisors or counsel certificates (dated as of the necessary date and signed by an officer of each such Party) containing such customary representations as are reasonably necessary or appropriate for such Tax advisors or counsel to render such opinion or prepare such disclosure. If in connection with the filing Registration Statement / Proxy Statement, the SEC requests or requires that an opinion be provided in respect of the Tax consequences of or related to the transactions contemplated by this Agreement and the Ancillary Documents: (i) to the extent such opinion is with respect to Acquiror, Newco, the Acquiror Shareholders, or the Intended Tax Treatment, Acquiror shall use its commercially reasonable efforts to cause its Tax advisors or counsel to provide any such opinion, subject to customary assumptions and limitations, and (ii) to the extent such opinion is with respect to the DePalma Companies or its equityholders and is not otherwise covered by clause (i), the DePalma Companies shall use their commercially reasonable efforts to cause their Tax advisors or counsel to provide any such opinion, subject to customary assumptions and limitations.

(d) Newco shall be responsible for any and all Transfer Taxes and shall cause any and all Transfer Taxes to be timely paid to the applicable Tax Authority. Newco shall file or cause to be filed all necessary Tax Returns with respect to Transfer Taxes.

Section 6.6 Exclusive Dealing.

(a) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each DePalma Company shall not, and shall cause the other DePalma Group Companies not to, and shall direct its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), discuss, negotiate or knowingly facilitate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a DePalma Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a DePalma Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a DePalma Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of any DePalma Group Company (or any Affiliate or successor of any DePalma Group Company); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Each DePalma Company agrees to (A) notify Acquiror promptly upon receipt of any DePalma Acquisition Proposal by any DePalma Group Company, and to describe the terms and conditions of any such DePalma Acquisition Proposal in reasonable detail (including the identity of the Persons making such DePalma Acquisition Proposal) and (B) keep Acquiror fully informed on a current basis of any modifications to such offer or information. Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 6.6(a) by any of the DePalma Companies, or its Representatives acting on the DePalma Companies’ behalf, shall be deemed a breach of this Section 6.6(a) by the DePalma Companies.

(b) Except as required by applicable law and compliance by the Acquiror Board with its applicable fiduciary obligations, from the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Acquiror shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), discuss, negotiate or knowingly facilitate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to an Acquiror Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, an Acquiror Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding an Acquiror Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of Acquiror (or any Affiliate or successor of Acquiror); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Acquiror agrees to (A)

notify the DePalma Companies promptly upon receipt of any Acquiror Acquisition Proposal by Acquiror, and to describe the terms and conditions of any such Acquiror Acquisition Proposal in reasonable detail (including the identity of any person or entity making such Acquiror Acquisition Proposal) and (B) keep the DePalma Companies fully informed on a current basis of any modifications to such offer or information. Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 6.6(b) by the Acquiror, or its Representatives acting on the Acquiror’s behalf, shall be deemed a breach of this Section 6.6(b) by the Acquiror.

Section 6.7 Preparation of Registration Statement / Proxy Statement. As promptly as reasonably practicable following the date of this Agreement (which, for the avoidance of doubt, shall be no earlier than the availability of the Required DePalma Financial Statements), but no later than February 14, 2023 (unless Acquiror and the DePalma Companies mutually agree to extend such date), Acquiror, Newco and the DePalma Companies shall jointly prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by any of the Parties), and Newco shall file with the SEC, on a confidential basis, the Registration Statement / Proxy Statement. Each of Acquiror, Newco and each DePalma Company shall use its reasonable best efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the DePalma Companies, the provision of financial statements of, and any other information with respect to, the DePalma Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under applicable Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the other of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or the Staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. Acquiror, on the one hand, and Newco and the DePalma Companies, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party and its Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 6.7 or for including in any other statement, filing, notice or application made by or on behalf of Newco to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement and the Ancillary Documents. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of Acquiror, Newco and the DePalma Companies, or, in the case of Newco or a DePalma Company, Acquiror thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of Acquiror, Newco and the DePalma Companies, or, in the case of Newco or a DePalma Company, Acquiror (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) Newco shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) Newco shall cause, if appropriate, such amendment or supplements to be mailed to the Acquiror stockholders. Newco shall as promptly as reasonably practicable advise Acquiror of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop Order relating thereto or the suspension of the qualification of Newco Shares for offering or sale in any jurisdiction, and Newco and each DePalma Company shall each use its reasonable best efforts to have any such stop Order or suspension lifted, reversed or otherwise terminated. Each of the Parties hereto shall use reasonable best efforts to ensure that none of the information related to him, her or it or any of his, her or its Representatives, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 6.8 Acquiror Shareholder Approvals. As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, Acquiror shall (a) duly give notice of a meeting of its shareholders (the “Acquiror Shareholders Meeting”) and (b) use reasonable best efforts to convene and hold the Acquiror Shareholders Meeting in accordance with the Governing Documents of Acquiror, no later than thirty (30) Business Days following the date the Registration Statement / Proxy Statement is declared effective by the SEC for the purposes of obtaining the Acquiror Shareholder Approvals and, if applicable, any approvals related thereto and providing its shareholders with the opportunity to elect to effect an Acquiror Shareholder Redemption. Except as required by applicable law and compliance by the Acquiror Board with its applicable fiduciary obligations, Acquiror shall, through its board of directors, recommend to its shareholders (i) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger) (the “Business Combination Proposal”); (ii) the adoption and approval of the issuance of the Newco Shares in connection with the transactions contemplated by this Agreement as required by Nasdaq listing requirements (the “Nasdaq Proposal”); (iii) the adoption and approval of the Board Designees to serve as directors on the Newco Board (the “Director Election Proposal”); (iv) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (v) the adoption and approval of each other proposal reasonably agreed by Acquiror and the DePalma Companies as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; and (vi) the adoption and approval of a proposal for the adjournment of the Acquiror Shareholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (vi) together, the “Transaction Proposals” and such proposals in (i) through (iv) together, the “Required Transaction Proposals”)); provided, however, that notwithstanding the foregoing, Acquiror may postpone or adjourn the Acquiror Shareholders Meeting (A) to solicit additional proxies for the purpose of obtaining the Acquiror Shareholder Approvals and approval of the Transaction Proposals, (B) for the absence of a quorum, or (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Acquiror has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the holders of Acquiror Shares prior to the Acquiror Shareholders Meeting; provided that, without the Consent of the DePalma Companies, in no event shall Acquiror adjourn the Acquiror Shareholders Meeting for more than thirty (30) Business Days later than the most recently adjourned meeting or to a date that is beyond the Termination Date.

Section 6.9 Merger Sub Shareholder Approval. As promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement, Newco, as the sole shareholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

Section 6.10 Conduct of Business of Acquiror.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Acquiror shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as consented to in writing by the DePalma Companies (it being agreed that any request for a Consent shall not be unreasonably withheld, conditioned or delayed) or in connection with COVID-19 Measures, (i) operate its business in the ordinary course in all material respects, and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization, assets, properties and material business relations.

(b) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Acquiror shall not, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 6.10 of the Acquiror Disclosure Schedules or as consented to in writing by the DePalma Companies (such Consent not to be unreasonably withheld, conditioned or delayed), do any of the following:

(i) adopt any amendments, supplements, restatements or modifications to the Trust Agreement or its Governing Documents;

(ii) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any of its Equity Securities, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities, other than, for the avoidance of doubt, for the Acquiror Shareholder Redemption;

(iii) (A) merge, consolidate, or combine with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(iv) make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement with any Tax Authority, settle any material Tax claim or assessment with any Tax Authority, or Consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business or automatic extensions of time not requiring the Consent of any Tax Authority;

(v) adjust, split, combine or reclassify any of its Equity Securities;

(vi) transfer, issue, sell, assign, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any of its Equity Securities, or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating Acquiror to issue, deliver or sell any Equity Securities;

(vii) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than the reimbursement of expenses of employees in the ordinary course of business;

(viii) incur, create or assume any material Indebtedness or guarantee or guarantee the Indebtedness of any other Person, in each case, other than (A) expenses incurred in the ordinary course of business that do not exceed $5,000,000 in the aggregate, and (B) working capital loans obtained in the ordinary course of business that do not exceed $5,000,000 in the aggregate;

(ix) enter into, renew, modify or revise any Acquiror Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be an Acquiror Related Party Transaction), other than the entry into any Contract with an Acquiror Related Party with respect to the incurrence of Indebtedness permitted by Section 6.10(b)(vii);

(x) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(xi) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving Acquiror;

(xii) change Acquiror’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards, GAAP, or applicable law;

(xiii) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other similar commission in connection with the transactions contemplated by this Agreement;

(xiv) modify or amend the Trust Agreement or enter into or amend any other agreement related to the Trust Account; or

(xv) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 6.10.

Section 6.11 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 7 and provision of notice thereof to the Trustee (which notice Acquiror shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Acquiror shall (i) cause the documents, certificates, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, including providing the Trustee with the Termination Letter (attached as Exhibit A to the Trust Agreement), and (ii) use its

commercially reasonable efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to, distribute the Trust Account as directed in the Termination Letter (attached as Exhibit A to the Trust Agreement), including (A) paying as and when due all amounts, if any, payable to the Public Shareholders of Acquiror pursuant to the Acquiror Shareholder Redemption, (B) paying the amounts due to the underwriters of Acquiror’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to Acquiror in accordance with the Trust Agreement and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 6.12 Acquiror Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of Acquiror, as provided in Acquiror’s Governing Documents or otherwise in effect as of immediately prior the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time, for a period of six (6) years and (ii) Newco will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, Newco shall advance, or cause to be advanced, expenses in connection with such indemnification as provided in Acquiror’s Governing Documents or other applicable agreements as in effect as of immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of Acquiror’s Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time, in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of Acquiror (the “Acquiror D&O Persons”) to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such Acquiror D&O Person was a director or officer of Acquiror immediately prior the Effective Time, as applicable, unless such amendment, repeal or other modification is required by applicable Law.

(b) Newco shall not have any obligation under this Section 6.12 to any Acquiror D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Acquiror D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) Newco shall purchase on the Closing Date and maintain in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of Acquiror as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time, as applicable. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under Acquiror’s directors’ and officers’ liability insurance policies as of the date of this Agreement.

(d) If Newco or any of its respective successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Newco shall assume all of the obligations set forth in this Section 6.12.

(e) The Acquiror D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 6.12 are intended to be third-party beneficiaries of this Section 6.12. This Section 6.12 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Acquiror.

Section 6.13 DePalma Company Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that, with respect to each DePalma Company, (i) all rights to indemnification or exculpation now existing in favor of the directors, managers and officers of the DePalma Group Companies, as provided in the DePalma Group Companies’ Governing Documents or otherwise in effect as of immediately prior to the Effective Time, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time in accordance with their respective terms (such period the “D&O Survival Period”) and (ii) Newco will cause the applicable DePalma Group Companies to perform and discharge all obligations to provide such indemnity and exculpation during the D&O Survival Period. To the maximum extent permitted by applicable Law, during the D&O Survival Period, Newco shall cause the applicable DePalma Group Companies to advance expenses in connection with such indemnification as provided in the DePalma Group Companies’ Governing Documents or other applicable agreements in effect as of immediately prior to the Effective Time in accordance with their respective terms. The indemnification and liability limitation or exculpation provisions of the DePalma Group Companies’ Governing Documents shall not, during the D&O Survival Period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Effective Time or at any time prior to the Effective Time, were directors, managers or officers of the DePalma Group Companies (the “DePalma D&O Persons”) to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such DePalma D&O Person was a director, manager or officer of any DePalma Group Company prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) None of Newco or any DePalma Group Companies shall have any obligation under this Section 6.13 to any DePalma D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such DePalma D&O Person in the manner contemplated hereby is prohibited by applicable Law or the DePalma Group Companies’ Governing Documents.

(c) If Newco or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Newco shall assume the appropriate obligations set forth in this Section 6.13.

(d) The DePalma D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 6.13 are intended to be third-party beneficiaries of this Section 6.13. This Section 6.13 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Acquiror.

Section 6.14 Post-Closing Directors and Officers. Except as otherwise agreed in writing by the DePalma Companies, Acquiror and Newco prior to the Closing, and conditioned upon the occurrence of the Closing, subject to any limitation imposed under applicable Laws and Nasdaq listing requirements, Acquiror and Newco shall take all actions necessary or appropriate such that immediately following the Closing:

(a) The Newco Board shall consist of five (5) directors, and shall initially be comprised of (i) two (2) individuals designated by the Sponsor prior to the Closing (subject to the reasonable acceptance of the DePalma Companies), and (ii) three (3) individuals designated by the Parties prior to the Closing, all of whom shall be an “independent director” (as defined under applicable listing rules and requirements) (collectively, the “Board Designees”); and

(b) the initial officers of Newco shall be designated by mutual agreement between the Parties prior to the Closing, with such initial officers serving in the various capacities following the Closing as set forth in the Governing Documents of Newco.

Section 6.15 PCAOB Financials.

(a) As promptly as reasonably practicable, each DePalma Company shall deliver to Acquiror (i) the Required DePalma Financial Statements with respect to such DePalma Company, and (ii) any other audited or unaudited consolidated balance sheets and the related audited or unaudited consolidated statements of operations and cash flows of the DePalma Group Companies as of and for a year-to-date period ended as of the end of any other different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal year), as applicable, which is required to be included in the Registration Statement / Proxy Statement and any other filings to be made by Acquiror with the SEC in connection with the transactions contemplated by this Agreement. All such financial statements, together with any audited or unaudited consolidated balance sheet and the related audited or unaudited consolidated statements of operations and cash flows of the DePalma Group Companies as of and for a year-to-date period ended as of the end of a different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal year) that is required to be included in the Registration Statement / Proxy Statement and any other filings to be made by Acquiror with the SEC in connection with the transactions contemplated in this Agreement (A) will fairly present in all material respects the financial position, results of operations, changes in members’ capital and cash flows of the DePalma Group Companies as at the date thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (B) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the DePalma Companies’ auditor and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(b) Each DePalma Company shall use its reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of any DePalma Group Company, Acquiror in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by Acquiror with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) to obtain the Consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 6.16 FIRPTA Certificates. At or prior to the Closing, Acquiror shall deliver to Newco, a certificate, duly executed by such Acquiror, complying with Treasury Regulations Section 1.1445-2(c)(3), together with a duly executed notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in a form and substance reasonably acceptable to Newco.

Section 6.17 Nasdaq Listing. Newco shall prepare and submit a listing application in connection with the transactions contemplated hereby, covering the Newco Shares to be issued hereunder in connection with the Closing (the “Listing Application”). Newco shall use its reasonable best efforts to cause (i) the Listing Application to be approved by the Nasdaq, (ii) Newco to satisfy all applicable initial and continuing listing requirements of Nasdaq, and (iii) the Newco Shares to be issued hereunder to be approved for listing on Nasdaq the trading ticker “GATE” (and the DePalma Companies shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event as of immediately following the Closing.

Section 6.18 Fairness Opinion. Prior to execution of this Agreement, the special committee of the Acquiror Board has received the opinion of Huron Transaction Advisory LLC, a financial advisory firm (the “Financial Advisor”) to the effect that, as of the date of such opinion, the aggregate consideration to be paid to the DePalma Owners for the DePalma Companies in connection with the transactions contemplated by this Agreement, is fair, from a financial point of view, to Acquiror.

Section 6.19 Reorganization. Newco and the DePalma Companies shall consummate the Reorganization (subject to immaterial deviations substantially consistent with Schedule 1.1 or except for the steps or actions that are to be taken after the Closing as specified and set forth on Schedule 1.1) on the Closing Date prior to the Closing.

Section 6.20 DePalma Support Agreements. Marblegate shall use commercially reasonable efforts to obtain all Consents necessary to consummate the transactions contemplated by this Agreement from any Person set forth on Section 4.2(a) of the DePalma Company Disclosure Schedules that is an Affiliate of Marblegate (the “Marblegate Affiliate Consents”). Immediately following the DePalma Companies’ receipt of the Marblegate Affiliate Consents, the DePalma Companies shall use commercially reasonable efforts to cause certain shareholders constituting at least a majority of the outstanding equity of each of the DePalma Companies (collectively, the “Supporting DePalma Holders”) to enter into support agreements (each, a “DePalma Support Agreement”), in form and substance mutually satisfactory to the Parties, pursuant to which the Supporting DePalma Holders will agree, among other things, to vote in favor of the Agreement and the transactions contemplated hereby (including the Merger) on the terms and subject to the conditions set forth in the DePalma Support Agreement.

ARTICLE 7

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 7.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:

(a) all applicable waiting periods under the HSR Act shall have expired or otherwise been terminated, and there shall not be in effect any voluntary agreement between Acquiror, Newco or any DePalma Company, on the one hand, and the Federal Trade Commission or the Department of Justice, on the other hand, pursuant to which the Parties have agreed not to consummate the Merger for any period of time;

(b) no Order, Law or other legal restraint issued by any Governmental Entity enjoining or prohibiting the consummation of the transactions contemplated by this Agreement or the Ancillary Documents shall be in effect; provided, however, that the Governmental Entity issuing such Order, Law or legal restraint has jurisdiction over the parties hereto with respect to the transactions contemplated hereby;

(c) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop Order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no Proceeding seeking such a stop Order shall have been threatened or initiated by the SEC and remain pending;

(d) the Acquiror Shareholder Approvals shall have been obtained;

(e) the Marblegate Affiliate Consents shall have been obtained;

(f) after giving effect to the transactions contemplated hereby (including the Acquiror Shareholder Redemption), Acquiror shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time;

(g) the DePalma Equity Value shall have become final and binding in accordance with Section 3.5; and

(h) each of the Parties shall have used commercially reasonable efforts to cause any Unpaid Acquiror Expenses consisting of deferred underwriting commissions to be reduced to such amount as is mutually acceptable to the Parties.

Section 7.2 Other Conditions to the Obligations of Acquiror. The obligations of Acquiror to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by Acquiror of the following further conditions:

(a) (i) each of the DePalma Fundamental Representations and the Newco Fundamental Representations shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 4.2(a) and Section 4.2(b) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties set forth in Section 4.8(a) shall be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date) and (iv) the representations and warranties of each DePalma Company and Newco set forth in Article 4 (other than the DePalma Fundamental Representations, the Newco Fundamental Representations and the representations and warranties set forth in Section 4.2(a), Section 4.2(b) and Section 4.8(a)) shall be true and correct in all respects (without giving effect to any limitation as to “materiality,” “material adverse effect” or “DePalma Material Adverse Effect” or any similar limitation set forth herein) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, would not have a DePalma Material Adverse Effect;

(b) each DePalma Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it at or prior to the Closing;

(c) since the date of this Agreement, no DePalma Material Adverse Effect shall have occurred;

(d) at or prior to the Closing, each DePalma Company shall have delivered to Acquiror and Newco a certificate duly executed by an authorized officer of such DePalma Company, dated as of the Closing Date, to the effect that the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(c) are satisfied;

(e) Newco and the DePalma Companies shall have consummated the Reorganization in accordance with Schedule 1.1 (subject only to immaterial deviations that are not adverse to Acquiror in any material respect or except for the steps or actions that are to be taken after the Closing as specified and set forth on Schedule 1.1); and

(f) None of Newco or any of its Subsidiaries shall have any Indebtedness outstanding prior to the Reorganization;

(g) at or prior to the Closing, the DePalma Companies shall have delivered, or caused to be delivered, to Acquiror the following documents:

(i) the Registration Rights Agreement, duly executed by Newco and the Newco Sponsor Holders; and

(ii) the Management Services Agreement, duly executed by Newco.

Section 7.3 Other Conditions to the Obligations of the DePalma Companies. The obligations of the DePalma Companies to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the DePalma Companies of the following further conditions:

(a) (i) each of the Acquiror Fundamental Representations shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 5.8(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date) and (iii) the representations and warranties of Acquiror (other than the Acquiror Fundamental Representations and the representations and warranties set forth in Section 5.8(a)) contained in Article 5 of this Agreement shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Acquiror Material Adverse Effect” or any similar limitation set forth herein) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, would not have an Acquiror Material Adverse Effect;

(b) Acquiror shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Acquiror Material Adverse Effect shall have occurred;

(d) Newco’s initial Listing Application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been approved by Nasdaq and, immediately following the Effective Time, Newco shall be in compliance with any applicable initial and continuing listing requirements of Nasdaq, and Newco shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the Newco Shares included in the Listing Application shall have been approved for listing on Nasdaq;

(e) at or prior to the Closing, Acquiror shall have delivered, or caused to be delivered to the DePalma Companies a certificate duly executed by an authorized officer of Acquiror, dated as of the Closing Date, to the effect that the conditions specified in Section 7.3(a), Section 7.3(b) and Section 7.3(c) are satisfied; and

(f) at or prior to the Closing, Acquiror shall have delivered, or caused to be delivered, to the DePalma Companies the following documents:

(i) the Registration Rights Agreement, duly executed by the Sponsor and the Supporting Shareholders; and

(ii) the Management Services Agreement, duly executed by Marblegate.

Section 7.4 Frustration of Closing Conditions. No DePalma Company may rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was proximately caused by such DePalma Company’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 6.3, or a breach of this Agreement. Acquiror may not rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was proximately caused by Acquiror’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 6.3, or a breach of this Agreement.

ARTICLE 8

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written Consent of Acquiror and the DePalma Companies;

(b) by Acquiror, upon written notice to the DePalma Companies, if there is any breach of any of the representations or warranties set forth in Article 4 or if there is any breach by a DePalma Company of any covenant or agreement on the part of such DePalma Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 7.2(a) or Section 7.2(b) would not be satisfied with respect to such DePalma Company as of the Closing and the breach or breaches of such representations, warranties covenants or agreements, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to such DePalma Company by Acquiror and (ii) the Termination Date; provided, however, that Acquiror is not then in breach of this Agreement so as to prevent the conditions to Closing set forth in either Section 7.3(a) or Section 7.3(b) from being satisfied;

(c) by the DePalma Companies, upon written notice to Acquiror, if there is any breach of the representations or warranties set forth in Article 5 or if there is any breach by Acquiror of any covenant or agreement on the part of Acquiror set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 7.3(a) or Section 7.3(b) would not be satisfied as of the Closing and the breach or breaches of such representations, warranties, covenants or agreements, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to Acquiror by the DePalma Companies and (ii) the Termination Date; provided, however, neither DePalma Company is then in breach of this Agreement so as to prevent the conditions to Closing set forth in either Section 7.2(a) or Section 7.2(b) with respect to such DePalma Company from being satisfied;

(d) by Acquiror or the DePalma Companies, if the transactions contemplated by this Agreement shall not have been consummated on or prior to December 31, 2023 (the “Termination Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to Acquiror if Acquiror’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date and (ii) the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to the DePalma Companies if either DePalma Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;

(e) by either Acquiror or the DePalma Companies, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and non-appealable; or

(f) by either Acquiror or the DePalma Companies, if the Acquiror Shareholders Meeting has been held (including any adjournment or postponement thereof), has concluded, Acquiror’s Shareholders have duly voted and the Acquiror Shareholder Approvals were not obtained.

Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this entire Agreement shall forthwith become void (and there shall be no liability or obligation on the part of the Parties or their respective Representatives), with the exception of Section 6.3, this Section 8.2, Article 9 and Article 1 (to the extent related to the foregoing), and the Confidentiality Agreement, each of which shall survive such termination and remain a valid and binding obligation of the Parties in accordance with their respective terms. Notwithstanding the foregoing, the termination of this Agreement pursuant to Section 8.1 shall not relieve any Party from liability for any intentional and Willful Breach of any covenant or agreement set forth this Agreement prior to such termination or fraud.

ARTICLE 9

MISCELLANEOUS

Section 9.1 Non-Survival. All of the representations, warranties, agreements and covenants in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of any of such representations, warranties, agreements and covenants, shall not survive the Closing and shall terminate and expire upon the occurrence of the Effective Time; provided that nothing in this Section 9.1 or anything else in this Agreement shall limit: (i) the survival of any agreement or covenant of the Parties that, by its terms, expressly contemplates performance, in whole or in part, after the Closing, which agreements and covenants shall survive the Closing in accordance with their respective terms, (ii) the liability of any Person with respect to actual fraud in the making of the representations and warranties in Article 4 and Article 5 as applicable, or (iii) the rights of the Parties under this Article 9.

Section 9.2 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written Consent of each of the Parties hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 9.2 shall be void.

Section 9.3 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by each of the Parties hereto, and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 9.3 shall be void, ab initio.

Section 9.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)	If to Marblegate or Acquiror, to:

Marblegate Acquisition Corp.

411 Theodore Fremd Avenue

Suite 206S

Rye, New York 10580

Attn: Andrew Milgram

E-mail: andrew@marblegate.com

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attention:         Brett Lawrence and Jonathan Ko

Facsimile:         (212) 319-4090

E-mail:              brettlawrence@paulhastings.com

      jonathanko@paulhastings.com

(b)	If to Newco, Merger Sub or a DePalma Company, to:

Marblegate Asset Management LLC

5 Greenwich Office Park, Suite 400

Greenwich, CT 06831

Attention:     Andrew Milgram

E-mail:         andrew@marblegate.com

with a copy (which shall not constitute notice) to:

Reed Smith LLP

2850 N. Harwood St.

Suite 1500

Dallas, TX 75201

Attention:     Lynwood Reinhardt

E-mail:         lreinhardt@reedsmith.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 9.5 Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors, accountants and other Representatives, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the DePalma Companies shall pay, or cause to be paid, all Unpaid DePalma Company Expenses and Acquiror shall pay, or cause to be paid, all Unpaid Acquiror Expenses and (b) if the Closing occurs, then Newco shall pay, or cause to be paid, all Unpaid DePalma Company Expenses and all Unpaid Acquiror Expenses, which such payments shall be made upon consummation of the Merger and release of proceeds from the Trust Account in accordance with Section 2.1(a).

Section 9.6 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to Acquiror, any documents or other materials posted to the shared folder established by Marblegate in Sharepoint under the project name “DePalma deSPAC” as of 5:00 p.m., Eastern Time, at least one (1) day prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). When calculating the period of time before which, within which or following which any action under this Agreement is required to be done, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 9.7 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in Sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the DePalma Company Disclosure Schedules or in the Acquiror Disclosure Schedules corresponding to any Section or subsection of Article 4 (in the case of the DePalma Company Disclosure Schedules) or Article 5 (in the case of the Acquiror Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article 4 (in the case of the DePalma Company Disclosure Schedules) or Article 5 (in the case of the Acquiror Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 4 or Article 5 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 9.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any rights or remedies of any nature whatsoever under or by reason of this Agreement, other than the rights of a Person pursuant to the provisions of Section 6.4(a), Section 6.12, Section 6.13, Section 9.12 and Section 9.18 (which will be for the benefit of such Persons set forth therein and each of whom are intended to be express third-party beneficiaries of, and may enforce, such provisions).

Section 9.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.10 Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the Closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the Closing deliverables contemplated hereby) by facsimile, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 9.11 Knowledge of DePalma Company; Knowledge of Acquiror. For all purposes of this Agreement, the phrase “to such DePalma Company’s knowledge” and “known by such DePalma Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 9.11 of the DePalma Company Disclosure Schedules, assuming reasonable due inquiry and investigation of his or her direct reports. For all purposes of this Agreement, the phrase “to Acquiror’s knowledge” and “to the knowledge of Acquiror” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 9.11 of the Acquiror Disclosure Schedules, assuming reasonable due inquiry and investigation of his or direct reports. For the avoidance of doubt, none of the individuals set forth on Section 9.11 of the DePalma Company Disclosure Schedules or Section 9.11 of the Acquiror Disclosure Schedules shall have any personal liability or obligations regarding such knowledge.

Section 9.12 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Proceeding for breach of this Agreement may only be made against, the Parties to this Agreement, and none of the Acquiror Related Parties nor the DePalma Related Parties shall have any liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein. No Party shall have any right of recovery in respect hereof against any DePalma Related Party or Acquiror Related Party of such Party, as applicable, and no personal liability shall attach to any DePalma Related Party or Acquiror Related Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Proceeding or otherwise. The provisions of this Section 9.12 are intended to be for the benefit of, and are enforceable by, the DePalma Related Parties and the Acquiror Related Parties and each such Person shall be an express third-party beneficiary of this Section 9.12. This Section 9.12 shall be binding on all successors and assigns of the Parties.

Section 9.13 Extension; Waiver. At any time prior to the Closing, the DePalma Companies, on the one hand, and Acquiror, on the other hand may, to the extent not prohibited by applicable Law (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties made by the other Party for the benefit of such waiving Party set forth herein, and (c) waive compliance by the other Party with any of the agreements or conditions for the benefit of such waiving Party set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 9.14 Governing Law. This Agreement, the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and any claim, action, suit, dispute, or controversy arising out of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law principle, provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Section 9.15 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have subject matter jurisdiction over the Proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the Proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware) for the purposes of any Proceeding (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 9.15 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 9.4 shall be effective service of process for any such Proceeding.

Section 9.16 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES EACH HEREBY AGREE AND CONSENT THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.16.

Section 9.17 Remedies. Except as otherwise expressly provided herein, prior to the Closing, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages, and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 9.18 Trust Account Waiver. Reference is made to the final prospectus of Acquiror, filed with the SEC (File No. 333-259422) on October 4, 2021 (the “Prospectus”). Each DePalma Company acknowledges and agrees and understands that Acquiror has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering and from certain private placements occurring simultaneously with such initial public offering (including interest accrued from time to time thereon) for the benefit of Acquiror’s public shareholders (including overallotment shares acquired by Acquiror’s underwriters, the “Public Shareholders”), and Acquiror may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of Acquiror entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Newco, Merger Sub and each DePalma Company hereby agrees on behalf of itself and its Representatives that, notwithstanding anything to the contrary in this Agreement, neither such Party nor any of its Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Acquiror or any of its Representatives, on the one hand, and, Newco, Merger Sub or such DePalma Company or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). Newco, Merger Sub and each DePalma Company, on its own behalf and on behalf of its Representatives, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with Acquiror or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with Acquiror or its Affiliates).

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IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

MARBLEGATE ASSET MANAGEMENT, LLC

By:	/s/ Andrew Milgram
Name:	Andrew Milgram
Title:	Managing Partner

MARBLEGATE ACQUISITION CORP.

By:	/s/ Andrew Milgram
Name:	Andrew Milgram
Title:	Chief Executive Officer

MARBLEGATE CAPITAL CORPORATION

By:	/s/ Mark Zoldan
Name:	Mark Zoldan
Title:	Chief Financial Officer

MAC MERGER SUB, INC.

By:	/s/ Mark Zoldan
Name:	Mark Zoldan
Title:	Chief Financial Officer

DEPALMA ACQUISITION I LLC

By:	/s/ Andrew Milgram
Name:	Andrew Milgram
Title:	Chief Executive Officer

DEPALMA ACQUISITION II LLC

By:	/s/ Andrew Milgram
Name:	Andrew Milgram
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]